Filed Pursuant to Rule 424(b)(5)
Registration No. 333-297821

Prospectus Supplement

(to Prospectus dated July 30, 2026)

General Dynamics Corporation

Up to 1,010,925 Shares of Common Stock

Acquired Under the

General Dynamics Corporation 401(k) Plan 6.0

General Dynamics Corporation 401(k) Plan for Represented Employees

Rescission Offer

EXPIRATION DATE: SEPTEMBER 8, 2026

We are offering, under the terms and conditions described in this prospectus supplement, to rescind (the “Rescission Offer”) the acquisition of up to 1,010,925 shares of our common stock (the “Shares”), $1.00 par value, by persons who are deemed to have acquired such Shares through the General Dynamics Stock Fund (the “Stock Fund”) pursuant to the General Dynamics Corporation 401(k) Plan 6.0 (the “6.0 Plan”) and the General Dynamics Corporation 401(k) Plan for Represented Employees (the “Represented Employees Plan” and, together with the 6.0 Plan, collectively, the “Plans” and each individually a “Plan”) between July 1, 2025 and June 30, 2026 (the “Purchase Period”). See “The Rescission Offer — The Plans” for additional information.

The Rescission Offer applies to Shares purchased during the Purchase Period pursuant to any of the Plans. If you purchased Shares pursuant to the Plans during the Purchase Period and accept the Rescission Offer, you will receive:

•

For such Shares you have already sold at a loss, an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest (i) on the amount you paid for the Shares from the date of purchase through the date of sale and (ii) on the loss realized from the sale of the Shares from (but excluding) the date of sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.

•

For such Shares you hold as of the Expiration Date (as defined below), in exchange for such Shares, the amount you paid for such Shares plus interest from the date of the purchase through the date the payment is made by us, minus the value of any dividends or distributions on such Shares. However, we will not purchase the Shares if the amount you paid for all Shares you purchased during the Purchase Period, plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares, is less than the fair market value of all such Shares on the Expiration Date of this Rescission Offer based on the closing price of a share of our common stock on the New York Stock Exchange on the Expiration Date.

Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

The Rescission Offer will expire at 4:00 PM, Eastern time, on September 8, 2026 (the “Expiration Date”). Our information agent for the Rescission Offer is D.F. King & Co., Inc. (“D.F. King”). Please contact D.F. King with any questions regarding the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time using the following information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the ticker symbol “GD.” Our principal executive offices are located at 11011 Sunset Hills Road, Reston, Virginia. The last reported sale price of our common stock (as reported on the NYSE) on July 31, 2026 was $383.42 per share. You should obtain trading prices for our common stock prior to deciding whether or not to accept the Rescission Offer.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to Computershare Trust Company, N.A. and Computershare Inc. (“Computershare”), our transfer agent for the Rescission Offer, on or before the Expiration Date as set forth in this prospectus supplement and in accordance with the instructions set forth in the Rescission Offer Acceptance Form. All persons accepting the Rescission Offer must also submit with the Rescission Offer Acceptance Form a download of all of their GD Stock Fund transaction history, which may be obtained by following the steps described in “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?”. If you are accepting the Rescission Offer with respect to Shares you own as of the Expiration Date and such Shares are held under a Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares once you have submitted a valid Rescission Offer Acceptance Form and GD Stock Fund transaction history. If you are accepting the Rescission Offer with respect to Shares that, as of the Expiration Date, you own and sold or hold outside a Plan through a broker, individual retirement arrangement (“IRA”) custodian, another tax-qualified retirement plan or other nominee, you must provide the additional information requested in the Rescission Offer Acceptance Form, as well as, in the case of Shares held outside a Plan, cause your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver such Shares to Computershare in accordance with the instructions set forth in the Rescission Offer Acceptance Form. You do not need to take any action to reject the Rescission Offer. If you fail to submit a properly completed Rescission Offer Acceptance Form (together with any other required documents, including Shares that may be required to be delivered) by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of our common stock deemed to have been purchased by you pursuant to a Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer”.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-16 of this prospectus supplement.

The Shares subject to the Rescission Offer may not have been properly registered under the Securities Act because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the “SEC”) for offer and sale to participants under the Plans. These Shares have now been registered by means of the Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, the Shares subject to this Rescission Offer are now properly registered under the Securities Act effective as of the date of this prospectus supplement. We have not retained an underwriter in connection with the Rescission Offer.

IF YOU TAKE NO ACTION PRIOR TO THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 4, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this Rescission Offer. The second part, the accompanying prospectus, dated July 30, 2026, gives more general information, some of which may not apply to this Rescission Offer.

This prospectus supplement and the information incorporated by reference into this prospectus supplement may add to, update or change the information in the accompanying prospectus. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

If information in this prospectus supplement varies in any way from the information in the accompanying prospectus or in a document we have incorporated by reference, you should rely on the information in the more recent document.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein as listed below, in making your investment decision.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our” and the “Company” refer to General Dynamics Corporation and its subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This prospectus supplement, the underlying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples include projections of revenue, earnings, operating margin, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. These factors include, among others:

•	general U.S. and international political and economic conditions;

•	decreases in U.S. government defense spending or changing priorities within the defense budget;

•	termination of government contracts due to unilateral government action;

•	differences in anticipated and actual program performance, including the ability to perform within estimated costs, and performance issues with key suppliers;

•	expected recovery on contract claims and requests for equitable adjustment;

•	changing customer demand for business aircraft, including the effects of economic conditions on the business-aircraft market;

•	changing prices for energy and raw materials;

•	the negative impact of epidemics, pandemics and similar outbreaks;

•	the status or outcome of legal and/or regulatory proceedings;

•	potential effects of audits and reviews by government agencies of our government contract performance, compliance and internal control systems and policies;

•	cybersecurity events and other disruptions;

•	risks and uncertainties relating to our acquisitions and joint ventures; and

•	potential for increased regulation related to global climate change.

All forward-looking statements speak only as of the date of this prospectus supplement or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus supplement. These factors may be revised or supplemented in future SEC filings.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in a Plan who acquired Shares between July 1, 2025 and June 30, 2026. Please refer to the section under the heading “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Q:	Why are you making the Rescission Offer?

A:

Plan participants can purchase Company common stock through the Stock Fund pursuant to the Plans. The trustee of the Plans, Fidelity Management Trust Company (the “Trustee” or “Fidelity”), holds the shares of Company common stock for the Stock Fund on behalf of Plan participants. Although the previously registered shares of common stock held by the Trustee are purchased in the open market by the Trustee and held by the Trustee on behalf of Plan participants, the SEC takes the position that we are required to register the deemed offer and sale of these shares of common stock to Plan participants with the SEC. We determined that a number of shares of our common stock offered under the Plans’ Stock Fund were previously inadvertently omitted from inclusion on a Form S-8 registration statement. See “The Rescission Offer — The Plans” for additional information about the Plans and the Stock Fund.

On July 1, 2026, we filed a registration statement on Form S-8 covering the sale and issuance of 10,000,000 shares of our common stock sold through the Plans, the General Dynamics Corporation 401(k) QACA Plan and the General Dynamics Corporation 401(k) Plan 3.0. We are making the Rescission Offer with respect to up to 1,010,925 unregistered Shares sold pursuant to a Plan during the Purchase Period, which is from July 1, 2025 to June 30, 2026. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the deemed purchase of Shares pursuant to the Plans by any participants of any of the Plans. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year. Accordingly, in determining the Purchase Period, we selected the last date on which any unregistered sale of Shares was made under the Plans as the ending date of the Purchase Period and a date that is 12 months prior as the beginning date of the Purchase Period.

Non-employee members of the Company’s Board of Directors (the “Board of Directors”) are not eligible to participate in the Plans and therefore are not eligible to participate in the Rescission Offer. Our current executive officers may participate in the Rescission Offer to the same extent as any other Plan participant.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 4:00 PM, Eastern time, on September 8, 2026, the Expiration Date.

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether or not you still hold the Shares purchased pursuant to the Plans during the Purchase Period as of the Expiration Date:

•

For such Shares you have already sold at a loss, we will pay you in U.S. dollars an amount equal to the excess of the amount you paid for such Shares over the proceeds from the sale of the Shares, plus interest at a rate of 10% per year. Interest will be paid (i) on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares and (ii) on the loss you realized from your sale of the Shares from (but excluding) the date of your sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.

•

For such Shares you hold as of the Expiration Date, we will purchase in U.S. dollars such Shares for the amount you paid for such Shares, plus interest at a rate of 10% per year from the date you purchased the Shares through the date that payment is made by us, minus the value of any dividends or distributions on such Shares. However, we will not accept your Rescission Offer Acceptance Form if the amount you paid for all Shares you purchased during the Purchase Period plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the fair market value of all such Shares as of the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, as accepting the Rescission Offer would not be economically beneficial to you in that case.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

For details concerning how payment will be made, see “When and how will I receive payment for my Shares if I properly accept the Rescission Offer?” below.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:	We will use an annual interest rate of 10%.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

Q:	Does it matter whether I purchased the Shares pursuant to a Plan through salary deferrals, rollover contributions, loan repayments, company contributions or transfers between investment funds?

A:	No. All purchases of Shares made pursuant to the Plans during the Purchase Period will be included when determining whether you are eligible to accept the Rescission Offer.

Q:	Am I required to accept the Rescission Offer?

A:

No, you are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not doing so would be economically beneficial to you. If you are an employee of the Company, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status. If you take no action prior to the Expiration Date, you will be deemed to have rejected the Rescission Offer.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision regarding whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you have sold Shares you purchased during the Purchase Period for less than you paid for them; or

•

you hold Shares as of the Expiration Date that you purchased during the Purchase Period that on the Expiration Date are worth less than the Rescission Offer price for such Shares (i.e., the price you paid for the Shares, plus interest, minus the value of any dividends or distributions on such Shares).

However, in deciding whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Certain U.S. Federal Income Tax Considerations”) and, if, as of the Expiration Date, you hold Shares you purchased pursuant to a Plan during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date. See “Risk Factors.”

In addition, you should note that, under the terms of the Rescission Offer, we will not purchase or make payments relating to any Shares unless our records indicate that (i) you sold Shares you purchased during the Purchase Period for less than you paid for them and/or (ii) you hold Shares as of the Expiration Date that you purchased during the Purchase Period and that on the Expiration Date are worth less than the Rescission Offer price. If your Shares are not held under one of the Plans as of the Expiration Date or were sold outside one of the Plans for a loss, you may also be required to provide reasonably satisfactory proof of sale and of loss. See “What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

The Rescission Offer price is explained in more detail in the answer to the third question above, “What will I receive if I accept the Rescission Offer?”

WE URGE YOU TO REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you can contact the information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time:

INFORMATION AGENT FOR THE RESCISSION OFFER

D.F. King

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

Q:	Will there be any restrictions on the future transfer of Shares if I do not accept the Rescission Offer?

A:

The Shares that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these Shares may be sold by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time.

All other applicable general restrictions on the future sale of Company common stock under each Plan may still apply. See “Will the Rescission Offer affect my ability to direct transactions in my account?” in this section, “Notice of Blackout Period” and “The Rescission Offer — The Plans” for more information. Note that a Plan may be amended at any time and any investment option offered under such Plan, including but not limited to Company common stock, may be closed to new investments and/or eliminated as an available investment option.

Q:	Where can I obtain purchase and sales history about my Shares?

A:

Detailed information about transactions in the Shares is available to you through your online account at Fidelity if you are a Plan participant. Plan participants can access their online Plan account through the GD Benefits site (www.gdbenefits.com) or www.netbenefits.com as described below. Former plan participants can access their historical GD Stock Fund transaction history at www.netbenefits.com as described below. Once you have accessed the applicable website, enter your username and password. If you have forgotten your username, password, or need other assistance on the login page, contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633). Representatives are available to assist you Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. Please see below for detailed steps to accessing the stock plan acquisitions and dispositions.

After you have logged into your account:

•	From the home page, click on the applicable Plan under “Your Accounts and Benefits”.

•	Under the “Summary” tab, click “Transaction History” and “Transaction History” again.

•	While in the “Investments” tab, click the “Download Transaction History” link.

•	Filter by date range by selecting “Custom Date Range” from the dropdown menu, and enter the range 07/01/2025 to 06/30/2026, select the CSV file format, and click the “Download” button.

If you have any questions about accessing your Company common stock transaction history, contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633).

If you accept the Rescission Offer, whether or not you are a current Plan participant, you must upload with your Rescission Offer Acceptance Form a download of all of your GD Stock Fund transaction history, which may be obtained by following the steps described above. See “— What do I need to do now to accept the Rescission Offer?” below.

If you received an in-kind distribution of your Shares from a Plan and subsequently sold those Shares through a broker, IRA custodian, other tax-qualified retirement plan or other nominee, you will need to contact the broker, IRA custodian, other tax-qualified retirement plan or other nominee that facilitated that sale for your transaction history subsequent to your in-kind distribution of your Shares, including sale price information. Please allow sufficient time to receive your transaction history. Some brokers, custodians, other tax-qualified retirement plans or other nominees may take up to two weeks to deliver your transaction history. We, therefore, encourage you to contact your broker, custodian, tax-qualified retirement plan or other nominee as soon as possible.

If you accept the Rescission Offer, then after the Expiration Date we will perform a first-in, first-out (“FIFO”) calculation on your behalf with respect to Shares that, as of the Expiration Date, you still hold in your account and Shares that were sold directly from your account to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you now hold Shares you bought during the Purchase Period. If you believe the fair market value of all Shares you purchased during the Purchase Period on the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, will be less than the price you paid for all such Shares during the Purchase Period, plus interest, minus the value of any dividends or distributions on such Shares, acceptance of the Rescission Offer may be economically beneficial to you. See “The Rescission Offer — Terms of the Rescission Offer — FIFO Calculation” for a detailed explanation of the FIFO calculation.

Q:	Will the Rescission Offer affect my ability to direct transactions in my account?

A:

Yes, if you accept the Rescission Offer. In order to process claims under the Rescission Offer, all of your transactions out of Company common stock under the Plans will be temporarily suspended for a period of time beginning at 4:00 PM, Eastern time, on September 9, 2026, only if you accept the Rescission Offer; however, your acceptance of the Rescission Offer does not mean that we will repurchase your Shares. During this time, we will determine whether you are eligible to accept the Rescission Offer and, if so, credit your account with any amounts due under the Rescission Offer. This temporary suspension is called a “blackout period.” As a result, you will be subject to the risk that, due to events in the securities markets, the value of your account could significantly decline during this period and you would not be able to transfer funds out of Company common stock to avert this result.

The blackout period under the Plans will begin at 4:00 PM, Eastern time, on September 9, 2026 and will end once the proceeds from the Rescission Offer are credited to applicable accounts, which we expect to occur on or before the week of September 21, 2026. To the extent required by law, you will be notified in the event that the blackout period is extended past such date. For more information about the blackout period under the Plans, see “Notice of Blackout Period.”

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible noncompliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:

No. If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you hold as of the Expiration Date, as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will repurchase the Shares you hold as of the Expiration Date only if all Shares you purchased during the Purchase Period have a fair market value, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, that is less than the amount you paid for all such Shares plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares.

If you do not accept the Rescission Offer in full, you will retain the Shares and will not receive any payment for the Shares subject to the Rescission Offer.

Q:

What happens if I accept the Rescission Offer for Shares purchased during the Purchase Period but the amount I would receive for the Shares is less than the fair market value of the Shares on the Expiration Date based on the closing price of a share of our common stock on the NYSE on the Expiration Date?

A:

If you submit a Rescission Offer Acceptance Form to Computershare, our transfer agent for the Rescission Offer, and currently own Shares purchased during the Purchase Period, we will not purchase your Shares if the amount that you paid for all Shares you purchased during the Purchase Period plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the fair market value of all such Shares as of the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, as it would not be economically beneficial to you. Accordingly, you will continue to hold those Shares in your account or outside a Plan, as applicable, and except as set forth in this prospectus supplement, the Rescission Offer will not affect your ability to sell such Shares.

If such Shares were not held by you in a Plan and, pursuant to the Rescission Offer, were delivered to Computershare (either by your broker, IRA custodian, other tax-qualified retirement plan or other nominee via the Depository Trust Company’s Deposit/Withdrawal at Custodian (“DWAC”) service, or in the form of certificated shares), we will not charge any expense of returning those Shares to you (your broker, IRA custodian, other tax-qualified retirement plan or other nominee may, however, charge a fee to take any Shares back from Computershare). If applicable, Computershare will contact you after the Expiration Date with more information on how your Shares will be returned to you.

Q:	What do I need to do now to accept the Rescission Offer?

A:

If you want to accept the Rescission Offer, please complete and submit the Rescission Offer Acceptance Form, together with any other required documents as set forth below and in the Rescission Offer Acceptance

Form, so that they are received by Computershare, our transfer agent for the Rescission Offer, at or before 4:00 PM, Eastern time, on the Expiration Date, by logging on to the website www.ComputershareCAS.com/GeneralDynamics using the credentials emailed or mailed to your email or physical address on record. If you did not receive credentials to log into that website, contact D.F. King, the information agent for the Rescission Offer, using the contact information below. See section “Questions and Answers About the Rescission Offer — Other Required Documents” for more information. A template of the Rescission Offer Acceptance Form is included as Appendix A to this prospectus supplement.

D.F. King

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you submit the Rescission Offer Acceptance Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by Computershare by the deadline specified above. Delivery of the Rescission Offer Acceptance Form will be deemed made only when actually submitted on the website www.ComputershareCAS.com/GeneralDynamics.

Other Required Documents:

•

All persons accepting the Rescission Offer must submit with the Rescission Offer Acceptance Form a download of their GD Stock Fund transaction history from July 1, 2025 through June 30, 2026, which may be obtained by following the steps described in “— Where can I obtain purchase and sales history about my Shares?” above.

•

If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held within a Plan and/or Shares sold at a loss within a Plan prior to the Expiration Date, you will not need to submit any additional documentation (apart from the Rescission Offer Acceptance Form and the download of your GD Stock Fund transaction history described above).

•

If you are accepting the Rescission Offer with respect to Shares that, prior to the Expiration Date, were transferred to you from a Plan (in the form of certificated shares or to your individual brokerage account, IRA or other tax-qualified retirement plan) and that you continue to hold as of the Expiration Date, in addition to submitting a properly completed Rescission Offer Acceptance Form, you must also submit the following documentation:

•

You must deliver, or arrange for your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver, the Shares that, as of the Expiration Date, you hold outside of a Plan to Computershare, our transfer agent for this Rescission Offer. If you hold your Shares through a broker, IRA custodian, other tax-qualified retirement plan or other nominee, please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee to help facilitate the transfer of your Shares. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to Computershare on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply. You will be required to bear your own costs for delivering Shares with respect to which the Rescission Offer is accepted and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See “— If I received an in-kind distribution of Shares from a Plan, what do I need to do to accept the Rescission Offer if, as of the Expiration Date, I will still hold those Shares through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, or as certificated shares?” below.

•

For Shares held outside of the Plan, an IRA or another tax-qualified retirement plan: If you are a U.S. Person (which includes U.S. citizens and residents), you need to complete and submit the Form W-9 included in the Rescission Offer Acceptance Form. If you are a non-U.S. Person, you need to complete the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from any Rescission Offer payment made to you.

•

For Shares held in an IRA or another tax-qualified retirement plan: If you accept the Rescission Offer and, as of the Expiration Date, will hold Shares only in an IRA or another tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of a Plan into a tax-deferred plan (such as an IRA account), to avoid a taxable event, you must instruct Computershare to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

•

If you are accepting the Rescission Offer with respect to Shares that were transferred to you from a Plan (in the form of certificated shares or to your individual brokerage account, IRA or other tax-qualified retirement plan) and sold at a loss, in addition to submitting a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

•

You must submit to Computershare, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

•

For Shares sold from outside of the Plan, an IRA or another tax-qualified retirement plan: If you are a U.S. Person (which includes U.S. citizens and residents), complete and submit the Form W-9 included in the Rescission Offer Acceptance Form. If you are a non-U.S. Person, complete and submit the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you.

•

For Shares sold from an IRA or another tax-qualified retirement plan: If you accept the Rescission Offer and sold Shares at a loss only from your account(s) under one or more of the Plans, from your IRA, or from your other tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of a Plan into a tax-deferred plan (such as an IRA account), to avoid a taxable event, you must instruct Computershare to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should visit the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information”. Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, INCLUDING SHARES THAT MAY BE REQUIRED TO BE SUBMITTED) MUST BE RECEIVED BY COMPUTERSHARE, OUR TRANSFER AGENT, AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO COMPUTERSHARE, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

We expect that proceeds will be disbursed to your account (or, in the case of Shares distributed from a Plan in the form of an in-kind distribution, payment to be made to you, your IRA custodian or other tax-qualified retirement plan via check) on or before September 16, 2026, or as soon as practicable thereafter. You may confirm that the proceeds have been disbursed to your account(s) under the applicable Plan(s) by viewing your online account history, which, for Plan participants, can be accessed by logging on through the GD Benefits site (www.gdbenefits.com) or www.netbenefits.com or by contacting the GD Service Center at 1-888-GD-BENEFITS (1-888-432 3633). Representatives are available Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. For more information, see “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?”

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.

If you have any questions related to accepting or rejecting the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the contact information below:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

Q:

If I received an in-kind distribution of Shares from a Plan, what do I need to do to accept the Rescission Offer if, as of the Expiration Date, I will still hold those Shares through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, or as certificated shares?

A:

If, as of the Expiration Date, you hold Shares subject to the Rescission Offer outside of a Plan through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, and you desire to accept the Rescission Offer with respect to those Shares, you should (i) properly complete and submit the Rescission Offer Acceptance Form (together with any other required documents) to Computershare and (ii) contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee promptly and instruct it to initiate a DWAC to deliver such Shares to Computershare (please also complete and send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee). You should contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee as soon as practicable to allow for sufficient time for your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver your Shares via DWAC to Computershare. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee must include in the comments field the unique offer identification number printed on the front of your Rescission Offer Acceptance Form (the “Unique Offer Identification Number”), or your Shares will not be accepted and you will be deemed to have rejected the Rescission Offer. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for delivering the Shares. You should consult with your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply.

In addition, if, as of the Expiration Date, you hold Shares subject to the Rescission Offer outside of a Plan through an IRA custodian or another tax-qualified retirement plan (or have sold Shares subject to the Rescission Offer at a loss through an IRA custodian or another tax-qualified retirement plan), in accordance with the instructions set forth in the Rescission Offer Acceptance Form, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares.

Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

If you acquired, and as of the Expiration Date still hold, Shares subject to the Rescission Offer that were distributed to you from a Plan in the form of certificated Shares, and you desire to accept the Rescission Offer with respect to those Shares, you should (i) properly complete the Rescission Offer Acceptance Form (together with any other required documents) and (ii) deliver such certificated Shares, along with the Rescission Offer Acceptance Form. If you have certificated Shares, please contact D.F. King using the contact information below to obtain further instructions. (See “The Rescission Offer — How to Accept or Reject the Rescission Offer — How to Accept the Rescission Offer — Accepting the Rescission Offer for Shares Held Through a Broker, Other Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares.”) Your Share certificate(s) must include the Unique Offer Identification Number printed on the front of your Rescission Offer Acceptance Form, as Shares will not be accepted without it. You will be deemed to have rejected the Rescission Offer if the Unique Offer Identification Number is not included with your Share certificate(s). You should make arrangements sufficiently in advance to ensure your Shares are submitted to Computershare by the Expiration Date.

D.F. King

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

Q:	What is considered proof of a bona fide transaction? What is considered proof of original acquisition?

A:	If you have sold Shares at a loss from within a Plan, you will need to submit your GD Stock Fund transaction history.

If you received an in-kind distribution of Shares from a Plan and sold those Shares at a loss, you will need to submit to Computershare, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, proof of loss reasonably satisfactory to the Company evidencing the sale price and amount of such Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, IRA custodian, another tax-qualified retirement plan or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099-B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

In addition, you will also need to provide proof reasonably satisfactory to the Company of your original acquisition pursuant to a Plan, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, IRA custodian, another tax-qualified retirement plan or other person receiving the Shares from a Plan and holding the Shares on your behalf.

If the proof of a bona fide sale (including proof linking Shares sold through a broker, IRA custodian or another tax-qualified retirement plan to your original acquisition of such Shares pursuant to a Plan during the Purchase Period) is not reasonably satisfactory to the Company, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

If you have already accepted the Rescission Offer by submitting a Rescission Offer Acceptance Form and now wish to reject the Rescission Offer, see “— Can I change my election after I have submitted my signed Rescission Offer Acceptance Form?” below.

Q:	What happens if I fail to properly complete or submit the Rescission Offer Acceptance Form or take any other required action in a timely manner?

A:

If you do not submit a properly completed Rescission Offer Acceptance Form (together with any other required documents) to us at or before 4:00 PM, Eastern time, on the Expiration Date, or if you fail to take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer, unless we in our sole discretion elect to waive the requirement for a particular document or action, or to extend the deadline for the submission of any required document or the taking of any required action, as applicable.

If you reject the Rescission Offer, you will not receive any payment with respect to the Shares subject to the Rescission Offer, and any Shares you hold in your account or otherwise will remain in their respective accounts. In addition, the Shares that you now hold and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

Q:	Can I change my election after I have submitted my signed Rescission Offer Acceptance Form?

A:	Yes. You can change your decision about accepting the Rescission Offer at any time at or before 4:00 PM, Eastern time, on the Expiration Date.

If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Acceptance Form, you must properly complete and submit a Rescission Offer Withdrawal Form (a template of which is included as Appendix B), at or before 4:00 PM, Eastern time, on the Expiration Date, by logging on to the website http://www.computersharecas.com/GeneralDynamics using the credentials emailed or mailed to your email or physical address on record.

To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that is located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you submit the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by Computershare by the deadline specified above. Delivery of the Rescission Offer Withdrawal Form will be deemed made only when actually submitted on the website http://www.computersharecas.com/GeneralDynamics.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, COMPUTERSHARE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON SEPTEMBER 8, 2026, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM THAT YOU SUBMITTED AND WE ACCEPTED.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.

Q:	Does the Rescission Offer affect my ability to make withdrawals or distributions under the Stock Fund?

A:

Yes, if you accept the Rescission Offer. You will not be able to request a withdrawal (including a hardship withdrawal) or distribution that would require the transfer, sale, liquidation or distribution of any Company common stock through the Stock Fund during the blackout period. See “Notice of Blackout Period.”

Q:

Other than restrictions on (i) transfers out of the Stock Fund and (ii) requests for a withdrawal or distribution from the Stock Fund, are there any other new restrictions on my right to exercise control over my Plan account(s) during the blackout period if I accept the Rescission Offer?

A:	No.

Q:	When and how will I receive payment for my Shares if I properly accept the Rescission Offer?

A:

If we receive a properly completed Rescission Offer Acceptance Form from you, along with all other required documents, on or before the Expiration Date and we determine that you are eligible to accept the

Rescission Offer, we expect that you will receive payment for your Shares on or before September 16, 2026, or as soon as practicable thereafter.

•

All proceeds to which you are entitled by accepting the Rescission Offer for Shares you hold in a Plan as of the Expiration Date will be credited to that Plan account (including proceeds for Shares which you sold at a loss directly from that account). These proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file (or you are not an active participant in the applicable Plan), the proceeds will be invested in the applicable Plan’s qualified default investment alternative (“QDIA”). The QDIA for each Plan is the age-appropriate Target Retirement Fund based on your year of birth. You may exchange the amount invested in such QDIA into other investment funds available under the applicable Plan in accordance with that Plan’s normal procedures.

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Distributions from the applicable Plan will be managed in accordance with the terms of such Plan. Pursuant to the terms of each Plan, if you are no longer an employee of the Company but you have an account with a balance of $7,000 or less, your account balance will be automatically paid out to you. If such account balance is greater than $1,000 (but equal to or less than $7,000), the Plan will pay the distribution in a direct rollover to an individual retirement plan, unless you elect to have such distribution paid directly to an eligible retirement plan (if allowed under applicable law) in a direct rollover or to receive the distribution directly.

•

All proceeds to which you are entitled by accepting the Rescission Offer for Shares that you hold in an IRA or another tax-qualified retirement plan as of the Expiration Date (including proceeds for Shares that you sold at a loss within your IRA or another tax-qualified retirement plan) will be paid in a check made payable to the IRA custodian or other tax-qualified retirement plan, to be sent to you at the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should visit the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. It will be your responsibility to deliver the check that you receive to your IRA custodian or other tax-qualified retirement plan.

•

All proceeds to which you are entitled by accepting the Rescission Offer for Shares that you hold outside of your account in a Plan, IRA or other tax-qualified retirement plan as of the Expiration Date, whether through a broker or as certificated shares (including proceeds for Shares that you sold at a loss), will be paid to you as a taxable payment, in U.S. dollars, in a check to be sent to you at the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

To make any of the above elections, or to obtain a copy of any Plan’s Summary Plan Description (including additional information regarding the distribution of account balances), contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) or log on through the GD Benefits site (www.gdbenefits.com) or www.netbenefits.com. Representatives are available to answer questions and process transactions Monday through Friday, 8:00 AM to 8:00 PM, Eastern time.

Q:	How will the Rescission Offer be funded?

A:

The Rescission Offer will be funded from our existing cash balance. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, based on the current market price of our common stock, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights, would have a material impact on our results of operations, financial condition or liquidity.

Q:	Who can help answer my questions?

A:

If you have questions regarding the Rescission Offer, you may contact D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following contact information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

RISK FACTORS

An investment in our common stock involves risks. In deciding whether to accept or reject the Rescission Offer, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2025, including those risks identified under the caption “Risk Factors” and, to the extent applicable, our subsequent quarterly reports on Form 10-Q. Please see “Where You Can Find More Information.”

The Rescission Offer may not bar claims relating to our possible noncompliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our noncompliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, based on the current market price of our common stock, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.

Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC has taken the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale and issuance of Shares pursuant to any of the Plans that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations under the Securities Act for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements.

If you accept the Rescission Offer, you will not be permitted to conduct any transactions out of the Company common stock within your Plan account(s) for a period of time following the Expiration Date.

Because you will not be permitted to conduct any transactions out of Company common stock under the Plans during the blackout period commencing at 4:00 PM, Eastern time, on September 9, 2026 if you accept the

Rescission Offer, you will be subject to the risk that, due to events in the securities markets, the value of your applicable Plan account could significantly decline during this period and you would not be able to transfer funds out of Company common stock to avert this result. See “Notice of Blackout Period” for additional information.

In addition, any proceeds you receive in the Rescission Offer for the sale of Shares you hold in your applicable Plan account as of the Expiration Date will be deposited into your applicable Plan account on or before the week of September 21, 2026. These proceeds will be invested in accordance with your current investment election (or, if you do not have an investment election on file or you are not an active participant, the proceeds will be invested in the applicable Plan’s QDIA). The QDIA for each Plan is the age-appropriate Target Retirement Fund based on your year of birth. In all cases if you are subject to the blackout period, you will be subject to the risk that the purchase price of the applicable investment could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher cost for such investment.

We cannot predict whether the amounts you would receive in the Rescission Offer for Shares that you still own would be greater than the fair market value of our common stock.

Our common stock is actively traded on the NYSE under the symbol “GD.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our common stock on the NYSE at the time the Rescission Offer closes at 4:00 PM, Eastern time, on September 8, 2026, the Expiration Date. However, eligibility for Shares with respect to which you accept the Rescission Offer is tied to the market value of our common stock on the Expiration Date, and we will not accept your Rescission Offer Acceptance Form for Shares you currently own if the original purchase price of all Shares you purchased during the Purchase Period at the time of your acquisition under a Plan plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the fair market value of all such Shares as of the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, as it would not be economically beneficial to you.

Even if accepting the Rescission Offer would be economically beneficial to you at the time of the Expiration Date (and therefore you are eligible to accept the Rescission Offer), we cannot anticipate subsequent market developments, whether at the time payment is made or thereafter, and we cannot predict whether accepting the Rescission Offer would continue to be economically beneficial to you following the Expiration Date. On July 31, 2026, the last reported sale price for our common stock on the NYSE was $383.42 per share.

You need to consider certain U.S. federal income tax consequences of accepting or rejecting the Rescission Offer.

See “Certain U.S. Federal Income Tax Considerations.”

OUR COMPANY

General Dynamics is a global aerospace and defense company that specializes in high-end design, engineering and manufacturing to deliver state-of-the-art solutions to our customers. We offer a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapon systems and munitions; and technology products and services.

Our company has four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies.

Our principal executive offices are located at 11011 Sunset Hills Road, Reston, Virginia 20190 and our telephone number is (703) 876-3000.

THE RESCISSION OFFER

The Plans

The Plans are qualified defined contribution plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the Plans is to provide a method for participants to save a specified percentage of the participant’s compensation for retirement, before or after deduction of federal income tax and, where allowed, state, city and county income tax, on such compensation and to give participants a means for acquiring shares of Company common stock and thereby sharing in the growth and success of the Company. Fidelity is the Trustee of the Plans.

Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plans. As of August 4, 2026, there were 20 investment choices available to participants under each of the Plans. All contributions to a participant’s Plan account(s) are invested in accordance with the participant’s investment elections, or, if no election is made, to the applicable Plan’s designated default investment option.

One of the investment choices in the Plans is the Stock Fund. Plan participants can purchase shares of our common stock through the Stock Fund, and those shares of common stock are held by the Trustee on behalf of Plan participants. The Trustee purchases and sells our common stock in the open market at market prices to effectuate Plan participants’ transactions in the Stock Fund. Such shares of common stock are held by the Trustee until distribution or sale for distribution of cash to Plan participants or their beneficiaries or until disposition is required to implement changes in a Plan participant’s investment designations.

As used within this prospectus supplement, the term “Shares” represents the shares of Company common stock Plan participants are deemed to have purchased during the Purchase Period through their transactions in the Stock Fund.

A number of restrictions exist regarding participants’ transfers and other activity related to Company common stock held under the Plans. These include restrictions during the Rescission Offer blackout period. In order to process claims under the Rescission Offer, all of your transactions out of the Stock Fund (including transactions pursuant to requests for a withdrawal or distribution) will be temporarily suspended for a period of time beginning at 4:00 PM, Eastern time, on September 9, 2026, only if you accept the Rescission Offer; however, your acceptance of the Rescission Offer does not mean that we will repurchase your Shares. This temporary suspension is called a “blackout period.” The blackout period will not impact any transactions into the Stock Fund. The blackout period will begin at 4:00 PM, Eastern time, on September 9, 2026 and will end once the proceeds from the Rescission Offer are credited to applicable Plan accounts, which we expect to occur on or before the week of September 21, 2026.

Background and Reasons for the Rescission Offer

The SEC takes the position that we are required to register with the SEC the deemed offer and sale of Company shares to participants through the Stock Fund under the Plans, although such shares of Company common stock purchased for the Stock Fund and held by the Trustee on behalf of Plan participants were purchased in the open market, as described above in “— The Plans.” We determined that we inadvertently exceeded the number of shares registered with the SEC for offer and sale to participants in the Plans. On July 1, 2026, we filed a registration statement on Form S-8 covering the sale and issuance of 10,000,000 shares of our common stock that may be sold through the Plans, the General Dynamics Corporation 401(k) QACA Plan and the General Dynamics Corporation 401(k) Plan 3.0.

We are making this Rescission Offer with respect to up to 1,010,925 unregistered Shares sold pursuant to a Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such Shares by Plan participants pursuant to a Plan.

Non-employee members of our Board of Directors have not been eligible to participate in the Plans and therefore are not eligible to participate in the Rescission Offer. Our current executive officers may participate in the Rescission Offer to the same extent as any other Plan participant.

Effect of the Rescission Offer

If you reject, or fail to timely accept in full, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus supplement and the instructions set forth in the Rescission Offer Acceptance Form by 4:00 PM, Eastern time, on September 8, 2026, the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will retain any Shares you own and will not receive any payment for Shares subject to the Rescission Offer (including Shares that you may have previously sold). In addition, the Shares that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements.

The Shares that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these Shares are freely transferable in the ordinary course, subject to restrictions on trading that may be applicable from time to time.

Terms of the Rescission Offer

For Shares purchased through a Plan during the Purchase Period which you have already sold at a loss, you may accept the Rescission Offer with respect to such Shares, in which case you will receive, in U.S. dollars, an amount equal to the loss realized on the sale of such Shares, plus interest at a rate of 10% per year (i) on the amount you paid for the Shares from the date of purchase through the date of sale and (ii) on the loss realized from the sale of the Shares from (but excluding) the date of sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.

For Shares purchased through a Plan during the Purchase Period which you hold as of the Expiration Date, you may accept the Rescission Offer with respect to such Shares, in which case you will receive in U.S. dollars an amount equal to the amount you paid for such Shares, plus interest at a rate of 10% per year for the period from the date you purchased the Shares to the date payment is made by us, minus the value of any dividends or distributions on such Shares. However, we will not purchase those Shares for which the amount you paid for the Shares plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the fair market value of the Shares on the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, as it would not be economically beneficial to you.

Although we use the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. and non-U.S. jurisdictions, we believe that it is appropriate to use a U.S. federal reference rate of interest to determine the interest rate to be applied in this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. We will use an annual interest rate of 10%.

For Shares that you hold in your account as of the Expiration Date, and for Shares that were sold from your account prior to the Expiration Date, we will perform a FIFO calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. See “The Rescission Offer — Terms of the Rescission Offer — FIFO Calculation” for a detailed explanation of the FIFO calculation. (An example FIFO calculation is also included in the Instructions set forth in the Rescission Offer Acceptance Form that accompanies this prospectus supplement.)

The Rescission Offer will expire at 4:00 PM, Eastern time, on September 8, 2026. If we receive a properly completed Rescission Offer Acceptance Form from you, including any supplemental forms, as applicable, on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your applicable Plan account or other applicable non-Plan account on or before September 16, 2026, or as soon as practicable thereafter.

All proceeds to which you are entitled by accepting the Rescission Offer for Shares you hold in your applicable Plan account as of the Expiration Date will be credited to that Plan account (including proceeds for Shares which you sold at a loss directly from that account). These proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file (or you are not an active participant in the applicable Plan), the proceeds will be invested in the applicable Plan’s QDIA. The QDIA for each Plan is the age-appropriate Target Retirement Fund based on your year of birth. You may exchange the amount invested in such QDIA into other investment funds available under the applicable Plan in accordance with that Plan’s normal procedures. As a result, you should review the applicable Plan’s Summary Plan Description and the section “Questions and Answers About the Rescission Offer” included in this prospectus supplement for more information on your distribution options. A copy of the Summary Plan Description for each

Plan can be found by contacting the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) or logging on through the GD Benefits site (www.gdbenefits.com) or www.netbenefits.com.

All proceeds to which you are entitled by accepting the Rescission Offer with respect to Shares that you hold outside of your account as of the Expiration Date and/or Shares sold outside a Plan at a loss prior to the Expiration Date will be paid to you in the form of a check as a taxable payment, in U.S. dollars, with the exception of proceeds to which you are entitled with respect to Shares that you hold through an IRA custodian or another tax-qualified retirement plan as of the Expiration Date or that you sold at a loss through an IRA custodian or other tax-qualified retirement plan. If you provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan in accordance with the instructions to the Rescission Offer Acceptance Form, proceeds to which you are entitled by accepting the Rescission Offer with respect to such Shares will be paid to you in the form of a check made out to your IRA custodian or other tax-qualified retirement plan. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check. Any proceeds which you receive in the form of a check will be sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should visit the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. See “Certain U.S. Federal Income Tax Considerations” for the consequences of receiving cash payment pursuant to this Rescission Offer.

Neither we nor any of our executive officers or directors nor D.F. King or Computershare make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

As of July 31, 2026, the closing sale price of our common stock (as reported on the NYSE) was $383.42 per share. If you still hold Shares purchased pursuant to a Plan as of the Expiration Date, you should obtain current price information regarding our common stock prior to deciding whether to accept or reject the Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

The table below sets forth the high and low prices of our common stock for each completed quarter during fiscal year 2025 and year to date fiscal year 2026.

	Common Stock Sales Price per Share
	Fiscal Year 2025				Fiscal Year 2026
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
High	$279.25	$292.91	$330.63	$360.50	$369.70	$373.60
Low	$239.87	$239.20	$289.40	$327.33	$334.28	$306.77

On July 5, 2026, there were approximately 270.6 million outstanding shares of our common stock and no outstanding shares of our preferred stock. On July 5, 2026, there were employee stock options, restricted stock unit awards and performance stock units (measured at target) outstanding to issue approximately 10.9 million shares of our common stock.

During the fiscal year ended December 31, 2025, we repurchased 2.5 million shares of common stock at an aggregate purchase price of $637 million and during the six-month period ended July 5, 2026, we repurchased 0.9 million shares of common stock at an aggregate purchase price of $319 million, in each case to cover dilution from stock vesting and exercises. On July 5, 2026, 5.8 million shares remained authorized by our Board of Directors for repurchase.

FIFO Calculation

For Shares that you hold in your account as of the Expiration Date, and for Shares that are sold from your account prior to the Expiration Date, we will perform a FIFO calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you will hold Shares you bought during the Purchase Period as of the Expiration Date. If you believe the fair market value of your Shares on the Expiration Date, based on the closing price of a share of our common stock on the NYSE as of the Expiration Date, will be less than the price you paid for the Shares during the Purchase Period, plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares, acceptance of the Rescission Offer may be economically beneficial to you. See “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?” for information regarding obtaining your transaction history.

Shares are deemed sold in the order in which you purchased them. In order to determine which Shares purchased during the Purchase Period are eligible for the credit of proceeds pursuant to the Rescission Offer, all Shares so purchased will be matched against all sales of Shares by matching the first Shares purchased with the first Shares sold. Sales of Shares will be matched first with your opening balance of Shares, if any. This principle is commonly called “first-in, first-out,” or “FIFO,” and should be used by you when reviewing your activity during the Purchase Period.

Purchases and sales of Shares will be matched based on contribution source (e.g., before-tax contributions, after-tax contributions, employer contributions) for purposes of applying the FIFO principle. All gains and losses associated with Shares held at the Expiration Date will be aggregated across all contribution sources, and all gains and losses associated with Shares sold at any time prior to the Expiration Date will be aggregated across all contribution sources.

If you sold Shares at a loss but have a gain in respect of Shares that you continued to hold at the Expiration Date, then you will only receive proceeds in respect of the Shares you sold at a loss. Likewise, if you have a loss in respect of Shares that you continue to hold at the Expiration Date but sold Shares at a gain, you will only receive proceeds in respect of the Shares that you continue to hold at the Expiration Date. See “Questions and Answers About the Rescission Offer — May I accept the Rescission Offer in part?”

An example of the FIFO determination based on a single contribution source is shown below. Let’s assume that Mr. John Smith has the following transaction history:

Type	Date of transaction	Number of shares
Purchase 1	07/01/25	100
Purchase 2	08/15/25	25
Sale 1	09/20/25	50
Sale 2	11/20/25	50
Purchase 3	01/15/26	50
Sale 3	03/30/26	50

Under FIFO, Mr. Smith first identifies the date and number of Shares of the first purchase of Shares. Then Mr. Smith identifies the date and number of Shares of the first sale of Shares. The stock prices used in this example are purely illustrative and not based on the price of the Company’s common stock on any date.

Mr. Smith’s calculation looks like this:

	Date	Shares Acquired During Purchase Period	Applicable Sales	Amount of Loss Recognized	Balance of Rescission Offer Shares
Purchase 1	07/01/25	100 Shares (at $100 per share)	—	—	100
Purchase 2	08/15/25	25 Shares (at $90 per share)	—	—	125
Sale 1	09/20/25	—	50 Shares (at $90 per share)	50 Shares at $10 loss per share(1)	75
Sale 2	11/20/25	—	50 Shares (at $95 per share)	50 Shares at $5 loss per share(2)	25
Purchase 3	01/15/26	50 Shares (at $75 per share)	—	—	75
Sale 3	03/30/26	—	50 Shares (at $75 per share)	25 Shares at $15 loss per share; 25 Shares at $0 loss per share(3)	25

(1)	Shares sold on this date are matched against Shares purchased on 07/01/25.
(2)	Shares sold on this date are matched against Shares purchased on 07/01/25.
(3)	Shares sold on this date are matched first against Shares purchased on 08/15/25 and then against Shares purchased on 01/15/26.

Using the above calculations, Mr. Smith sold 125 Shares at a loss during the Purchase Period. Under the Rescission Offer, Mr. Smith is eligible to receive a cash amount equal to the amount of loss for those Shares, calculated as described in this prospectus supplement, plus interest as described herein. In addition, using the above calculations, Mr. Smith continues to hold 25 Shares that were purchased during the Purchase Period on 01/15/26 for $75 per share. For these Shares, Mr. Smith is eligible to receive a cash amount equal to the amount he paid for such Shares, plus interest as described herein. However, Mr. Smith is not eligible to receive cash if the amount he paid for those Shares, plus interest, is less than the fair market value of those Shares on the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, as it would not be economically beneficial to him.

Another example of the FIFO determination based on a single contribution source is shown below, in this case assuming that Mr. Smith purchased some shares prior to the Purchase Period. Let’s assume that Mr. Smith has the following transaction history:

Type	Date of transaction	Number of shares
Purchase 1 (prior to Purchase Period)	06/01/25	100
Purchase 2	08/15/25	25
Sale 1	09/20/25	50

As noted above, under FIFO, Mr. Smith first identifies the date and number of Shares of the first purchase of Shares. Then Mr. Smith identifies the date and number of Shares of the first sale of Shares.

Mr. Smith’s calculation in this scenario looks like this:

	Date	Shares Acquired During Purchase Period	Applicable Sales	Amount of Loss Recognized	Balance of Rescission Offer Shares
Purchase 1	06/01/25	100 Shares (at $100 per share)	—	—	0
Purchase 2	08/15/25	25 Shares (at $90 per share)	—	—	25
Sale 1	09/20/25	—	50 Shares (at $90 per share)(1)	—	25

(1)	Shares sold on this date are matched against Shares purchased on 06/01/25.

Using the above calculations, Mr. Smith sold 50 Shares during the Purchase Period, but he is deemed to have sold shares acquired outside of the Purchase Period, which are not subject to this Rescission Offer. However, using the above calculations, Mr. Smith continues to hold 25 Shares that were purchased during the Purchase Period on 08/15/25 for $90 per share. For these Shares, Mr. Smith is eligible to receive a cash amount equal to the amount he paid for such Shares, plus interest as described herein. However, Mr. Smith is not eligible to receive cash if the amount he paid for those Shares, plus interest, is less than the fair market value of those Shares on the Expiration Date, based on the closing price of a share of our common stock on the NYSE on the Expiration Date, as it would not be economically beneficial to him.

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to Accept the Rescission Offer

If you are accepting the Rescission Offer with respect to Shares that you hold outside of the Plans as of the Expiration Date, or which you have sold at a loss, see also the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Shares purchased during the Purchase Period at a loss, or if, as of the Expiration Date, you hold Shares purchased during the Purchase Period and the closing price of the Shares on the Expiration Date is less than the amount you paid for the Shares plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares.

In order to accept the Rescission Offer, you must properly complete and submit the Rescission Offer Acceptance Form (a template of which is included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Acceptance Form, at or before 4:00 PM, Eastern time, on the Expiration Date, by logging on to the website http://www.computersharecas.com/GeneralDynamics using the credentials emailed or mailed to your address on record. If you did not receive credentials to log into that website, contact D.F. King, the information agent for the Rescission Offer, using the contact information below. See “— Other Required Documents” above in this question.

D.F. King

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you submit the Rescission Offer Acceptance Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by Computershare by the deadline specified above. (In addition, if you have transferred your Shares to a broker, IRA custodian, another tax-qualified retirement plan or other nominee, you should make arrangements sufficiently in advance to ensure that Shares you currently own are delivered to Computershare by 4:00 PM, Eastern time, on the Expiration Date. See the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.) Delivery of the Rescission Offer Acceptance Form will be deemed made only when actually submitted on the website http://www.computersharecas.com/GeneralDynamics.

In addition to the Rescission Offer Acceptance Form, you may be required to submit additional documents in order to properly accept the Rescission Offer:

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All persons accepting the Rescission Offer must submit with the Rescission Offer Acceptance Form a download of all of their GD Stock Fund transaction history, which may be obtained by following the steps described in “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?”

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If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held within a Plan and/or Shares sold at a loss within a Plan, you will not need to submit any additional documentation (apart from the Rescission Offer Acceptance Form and the download of your GD Stock Fund transaction history described above).

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If you are accepting the Rescission Offer with respect to Shares that were transferred to you from a Plan (in the form of certificated shares or to your individual brokerage account, IRA or other tax-qualified retirement plan) and which you continue to hold as of the Expiration Date, in addition to submitting a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

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You must deliver, or arrange for your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver, the Shares that you hold outside of a Plan as of the Expiration Date to Computershare, our transfer agent for this Rescission Offer. If you hold your Shares through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee to help facilitate the transfer of your Shares. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to Computershare on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply. You will be required to bear your own costs for delivering Shares in order to accept the Rescission Offer and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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For Shares held outside of the Plan, an IRA or another tax-qualified retirement plan: If you are a U.S. Person (which includes U.S. citizens and residents), complete and submit the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and submit the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you. See “— Accepting the Rescission Offer for Shares

Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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For Shares held in an IRA or another tax-qualified retirement plan: If you accept the Rescission Offer and, as of the Expiration Date, hold Shares only in an IRA or another tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of a Plan into a tax-deferred plan (such as an IRA account), to avoid a taxable event, you must instruct Computershare to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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If you are accepting the Rescission Offer with respect to Shares that were transferred to you from a Plan (in the form of certificated shares or to your individual brokerage account) and sold at a loss, in addition to submitting a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

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You must submit to Computershare, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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For Shares sold outside of the Plan, an IRA or another tax-qualified retirement plan: If you are a U.S. Person (which includes U.S. citizens and residents), complete and submit the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and submit the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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For Shares sold from an IRA or another tax-qualified retirement plan: If you accept the Rescission Offer and have sold Shares at a loss only from your IRA or another tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of a Plan into a tax-deferred plan (such as an IRA account), to avoid a taxable event, you must instruct Computershare to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to communicate any updates to their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY COMPUTERSHARE AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES DISTRIBUTED FROM A PLAN IN THE FORM OF AN IN-KIND DISTRIBUTION AND WHICH, AS OF THE EXPIRATION DATE, YOU HOLD THROUGH A BROKER, IRA CUSTODIAN, ANOTHER TAX-QUALIFIED RETIREMENT PLAN OR OTHER NOMINEE, COMPUTERSHARE MUST RECEIVE DELIVERY OF THOSE SHARES VIA DWAC AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES. IF YOU HOLD ANY SUCH SHARES AS CERTIFICATED SHARES, COMPUTERSHARE MUST RECEIVE YOUR SHARE CERTIFICATES, TOGETHER WITH YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES DISTRIBUTED FROM A PLAN IN THE FORM OF AN IN-KIND DISTRIBUTION AND WHICH YOU HAVE ALREADY SOLD AT A LOSS, YOU MUST SUBMIT WITH THE RESCISSION OFFER ACCEPTANCE FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES AND PROOF OF ORIGINAL ACQUISITION, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO COMPUTERSHARE, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of acceptance of the Rescission Offer as to particular Shares. A waiver of any defect or irregularity with respect to the acceptance of the Rescission Offer of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the acceptance of the Rescission Offer with respect to any other Shares except to the extent we may otherwise so provide.

If you have questions regarding how to accept the Rescission Offer, you may contact D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares

If you are accepting the Rescission Offer with respect to Shares you hold outside of a Plan as of the Expiration Date, either (i) through a broker, IRA custodian, another tax-qualified retirement plan or other nominee or (ii) as certificated shares, you will be required to bear your own costs for delivering Shares in order to accept the Rescission Offer and for acceptance, and withdrawal from acceptance, of the Rescission Offer. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge a fee for delivering your Shares to Computershare. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply.

Certain Shares sold during the Purchase Period may have been registered in the name of The Depository Trust Company or its nominee, which we refer to in this prospectus supplement as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC’s DWAC provides participants with the ability to make electronic book-entry deposits and withdrawals of eligible securities into and out of their DTC book-entry accounts.

If you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer through a broker, IRA custodian, another tax-qualified retirement plan or other nominee and you wish to accept the Rescission Offer, you should (i) properly complete and submit the Rescission Offer Acceptance Form together with any other required documents to Computershare, our transfer agent for this Rescission Offer, and (ii) contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee promptly and instruct it to initiate a DWAC to deliver your Shares to Computershare. Your properly completed Rescission Offer Acceptance Form (together with any other required documents, including any Share certificates) must be received by Computershare at or before 4:00 PM, Eastern time, on the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. Please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee to help facilitate the transfer of your Shares. Because it may take your broker, IRA custodian, other tax-qualified retirement plan or other nominee up to two weeks to deliver your Shares to Computershare, you should contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee as soon as practicable. Please make sure your broker, IRA custodian, other tax-qualified retirement plan or other nominee includes in the DWAC comment fields the Unique Offer Identification Number located on the front of your Rescission Offer Acceptance Form as Shares will not be accepted and you will be deemed to have rejected the Rescission Offer without the Unique Offer Identification Number. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to Computershare on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply. (As indicated above, you will be required to bear your own costs for accepting the Rescission Offer.)

If you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer that were transferred to you from a Plan in the form of certificated Shares, and you wish to accept the Rescission Offer with respect to those Shares, you should (i) properly complete the Rescission Offer Acceptance Form (together with any other required documents) and (ii) deliver such certificated Shares, to Computershare, our transfer agent for this Rescission Offer. Your properly completed Rescission Offer Acceptance Form (together with any other required documents, including any Shares) must be submitted to Computershare at or before 4:00 PM, Eastern time, on the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. Your Share certificate(s) must be accompanied by your properly completed Rescission Offer Acceptance Form or you will be deemed to have rejected the Rescission Offer. You should make arrangements sufficiently in advance to ensure your Shares are delivered to Computershare by 4:00 PM, Eastern time, on the Expiration Date.

If you hold certificated Shares, contact D.F. King, our information agent for the Rescission Offer, using the contact information set forth below.

D.F. King

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

If you have sold Shares subject to the Rescission Offer at a loss, through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, in addition to submitting a properly completed Rescission Offer Acceptance Form (together with any other required documents), you will need to submit to Computershare, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, proof reasonably satisfactory to the Company evidencing the sale price and amount of such Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, IRA custodian, another tax-qualified retirement plan or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099-B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. In addition, you will also need to provide proof reasonably satisfactory to the Company of your original acquisition, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, IRA custodian, another tax-qualified retirement plan or other person receiving the Shares from a Plan and holding the Shares on your behalf. If the proof of a bona fide sale (including proof linking Shares sold through a separate broker to your original acquisition of such Shares during the Purchase Period) is not reasonably satisfactory to the Company, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

In addition, if you acquired and, as of the Expiration Date, still hold Shares subject to the Rescission Offer in an IRA or another tax-qualified retirement plan (or have sold Shares subject to the Rescission Offer at a loss in an IRA or another tax-qualified retirement plan), in accordance with the instructions set forth in the Rescission Offer Acceptance Form, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King, the information agent for the Rescission Offer to communicate any updates to their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

U.S. Persons (which includes U.S. citizens and residents) who, as of the Expiration Date, hold or have sold Shares outside of their Plan accounts (excluding those who hold or have sold Shares from an IRA or another tax-qualified retirement plan) need to complete and submit the Form W-9 included in the Rescission Offer Acceptance Form (non-U.S. Persons need to complete the Form W-8BEN included in the Rescission Offer Acceptance Form). Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you.

If you have questions regarding how to accept the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

How to Reject the Rescission Offer

If you take no action, you will be deemed to have rejected the Rescission Offer. You do not need to take any action to reject the Rescission Offer unless you have submitted a Rescission Offer Acceptance Form. If you change your decision and want to reject the Rescission Offer after having first submitted the Rescission Offer Acceptance Form, however, you must properly complete and submit a Rescission Offer Withdrawal Form (a template of which is included as Appendix B) to Computershare, our transfer agent for the Rescission Offer, at or before 4:00 PM, Eastern time, on the Expiration Date, by logging on to the website http://www.computersharecas.com/GeneralDynamics using the credentials emailed or mailed to your email or physical address on record. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that was located on the front of your Rescission Offer Acceptance Form.

You may submit your completed Rescission Offer Withdrawal Form by logging on to the website http://www.computersharecas.com/GeneralDynamics.

To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that was located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you submit the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by Computershare by the deadline specified above.

Delivery of the Rescission Offer Withdrawal Form will be deemed made only when actually submitted on the website http://www.computersharecas.com/GeneralDynamics.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, COMPUTERSHARE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Shares. A waiver of any defect or irregularity with respect to the withdrawal of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Shares except to the extent we may otherwise so provide.

If you have questions regarding how to reject the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES PURCHASED PURSUANT TO THE PLANS UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Shares with respect to which the Rescission Offer is accepted.

Questions About the Rescission Offer

If you have any questions about the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

If you have any questions about your Stock Fund transaction history related to your Plan account, you can contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) or log on to your Plan account through GD Benefits (www.gdbenefits.com) or at www.netbenefits.com. Representatives are available Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. If you have transferred your Shares to another broker or other tax-qualified retirement plan and no longer hold such Shares under a Plan, contact your current broker, custodian, plan recordkeeper or other nominee for assistance.

Accounting for the Rescission Offer

We expect to account for the Rescission Offer by recognizing the fair market value of Shares repurchased by us in Treasury Stock based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such Shares purchased will be recorded as expense in our Consolidated Statement of Income.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations relating to the Rescission Offer. This summary is based upon the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. We have not sought, nor will we seek, any ruling from the Internal Revenue Service (the “IRS”), or any other tax authority, with respect to the statements made and the conclusions reached in this discussion. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary addresses only Shares that are held in the Plans or that are held outside the Plans as capital assets within the meaning of Section 1221 of the Code (generally, Shares held for investment purposes) and is not exhaustive of all possible tax consequences. This summary does not address any state, local or foreign tax consequences or U.S. federal estate and gift tax consequences and does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including consequences under the alternative minimum tax and the Medicare tax on net investment income. This summary applies to you only if you are an individual citizen or resident of the United States (a “Holder”). Residents of, or persons subject to taxation in, other countries are urged to seek advice from independent tax counsel in those countries. The tax laws of those countries may differ substantially from those of the United States.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign income and other tax consequences and potential changes in applicable tax laws.

Holders That Hold Shares in a Plan

Your acceptance or rejection of the Rescission Offer, and the sale of the Shares to us pursuant to the Rescission Offer or the receipt of the specified payment if you have sold your Shares at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. Upon any later withdrawal or distribution, any income or gain resulting from the Rescission Offer may be taxable as ordinary income, depending on whether your Plan account is a designated Roth account and certain conditions are met. An additional 10% income tax may be imposed in cases of early withdrawal.

Each Plan’s distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the applicable Plan’s Summary Plan Description and the “Questions and Answers About the Rescission Offer” in this prospectus supplement for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from a Plan, such distribution may be taxable as ordinary income to you as described above.

Holders That Hold Shares Outside the Plans

A Holder who received a distribution of Shares from a Plan and, as of the Expiration Date, holds those Shares in another tax-advantaged plan under the Code should consult the Holder’s tax advisors regarding the tax consequences to the Holder of accepting the Rescission Offer with respect to those Shares. A Holder who rolled Shares from a Plan into an IRA or another tax-qualified retirement plan and sells those Shares pursuant to the Rescission Offer should generally not recognize taxable gain or income on the sale; however, any later withdrawal or distribution of any income or gain resulting from the Rescission Offer may be taxable as described above.

The remainder of this summary addresses a Holder who received a distribution of Shares from a Plan and holds those Shares outside any IRA or other tax-advantaged plan under the Code (a “Taxable Holder”).

Taxable Holders Selling Shares They Now Hold Under the Rescission Offer

The purchase of Shares by the Company from a Taxable Holder in the Rescission Offer will be a taxable transaction for U.S. federal income tax purposes. We intend to treat the entire amount payable to a Taxable Holder selling Shares in the Rescission Offer as consideration received by a Taxable Holder in exchange for the Shares. However, no authority directly addresses the tax consequences to a Taxable Holder of a transaction like the Rescission Offer, and other treatments are possible, including treatment of a portion of the amount payable to a Taxable Holder as being paid in settlement of claims relating to our potential noncompliance with securities laws, which could affect the character (as capital gains, ordinary income or dividend income) of payments made to a Taxable Holder in the Rescission Offer. Taxable Holders are urged to consult with their own tax advisors regarding the particular tax consequences to them of participating in the Rescission Offer.

The remainder of this discussion assumes that the entire amount payable to a Taxable Holder selling Shares in the Rescission Offer will be treated for U.S. federal income tax purposes as consideration received by a Taxable Holder in exchange for the Shares. In that case, a Taxable Holder will, with respect to the entire amount payable to the Taxable Holder and depending on the Taxable Holder’s particular circumstances, be treated either as having sold the Taxable Holder’s Shares or as having received a distribution in respect of Shares from the Company.

Code Section 302 Tests

Under Section 302 of the Code, a Taxable Holder whose Shares are purchased by the Company in the Rescission Offer will be treated as having sold the Taxable Holder’s Shares, and thus will recognize capital gain or loss, if the purchase satisfies one of the following three tests:

Not Essentially Equivalent to a Dividend Test. The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will be treated as “not essentially equivalent to a dividend” if the reduction in the Taxable Holder’s proportionate interest in the Company as a result of the purchase (and any other disposition of Shares by the Taxable Holder as part of a plan that includes the purchase) constitutes a “meaningful reduction” given the Taxable Holder’s particular circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.” Each Taxable Holder should note, however, that because other Holders may sell a greater percentage of their Shares pursuant to the Rescission Offer, the interest in the Company of such Taxable Holder may increase immediately following the Rescission Offer even if that Taxable Holder sells Shares for cash pursuant to the Rescission Offer. Taxable Holders should consult their tax advisors as to the application of this test in their particular circumstances.

Complete Termination Test. The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will result in a “complete termination” of the Taxable Holder’s equity interest in the Company if all of the shares of Company stock that are actually owned by the Taxable Holder are sold in the Rescission Offer (or as part of the Taxable Holder’s plan to terminate the Taxable Holder’s equity interest in the Company) and all of the shares of Company stock that are constructively owned by the Taxable Holder, if any, are sold in the Rescission Offer or, with respect to shares of Company stock owned by certain related individuals, the Taxable Holder effectively waives, in accordance with Section 302(c) of the Code and the Treasury Regulations promulgated thereunder, attribution of shares of Company stock that otherwise would be considered as constructively owned by the Taxable Holder (discussed below). Taxable Holders wishing to satisfy the “complete termination” test through waiver of the constructive ownership rules should consult their tax advisors.

Substantially Disproportionate Test. The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will result in a “substantially disproportionate” redemption with respect to the Taxable Holder if, among other things, the percentage of the then outstanding Shares actually and constructively owned by the

Taxable Holder immediately after the purchase (and any other disposition of Shares by the Taxable Holder as part of a plan that includes the purchase) is less than 80% of the percentage of the Shares actually and constructively owned (as discussed below) by the Taxable Holder immediately before the purchase (and any such other planned disposition), treating as outstanding all Shares purchased in the Rescission Offer.

Constructive Ownership of Shares. In applying each of the Code Section 302 tests, Taxable Holders must take into account not only Shares that Taxable Holders actually own but also shares of Company stock Taxable Holders are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a Taxable Holder is treated as owning any shares of Company stock that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares of Company stock that the Taxable Holder has the right to acquire by exercise of an option or by conversion or exchange of a security.

The application of Section 302 of the Code and the constructive ownership rules of Section 318 of the Code are complex. Taxable Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

Taxable Holders That Satisfy a Code Section 302 Test. If a Taxable Holder satisfies any Code Section 302 test, the Taxable Holder will be treated as if he or she sold his or her Shares to the Company and will recognize capital gain or loss equal to the difference between the amount of cash received in the Rescission Offer and the Taxable Holder’s adjusted tax basis in the Shares surrendered in exchange therefor. Any gain or loss generally will be long-term capital gain or loss if the Taxable Holder’s holding period for the Shares that were sold exceeds one year as of the date of purchase by the Company in the Rescission Offer, and otherwise generally will be short-term capital gain or loss. Taxable Holders should consult with their tax advisors with respect to determining the adjusted tax basis of such Shares and whether any portion of any gain recognized by a Taxable Holder may be “net unrealized appreciation” in the Shares and therefore eligible to be taxed as long-term capital gain regardless of the Taxable Holder’s holding period in the Shares. A Taxable Holder’s holding period for the Shares generally is counted from the date following the date on which the Taxable Holder’s Shares were distributed from a Plan to the Taxable Holder. Gain or loss must be determined separately for each block of Shares (generally, Shares acquired at the same cost in a single transaction) that is purchased by the Company from a Taxable Holder in the Rescission Offer. In general, capital losses may not be offset against a Taxable Holder’s ordinary income, except to the extent of $3,000 per year, but unused capital losses may be carried forward indefinitely to offset future capital gains.

Taxable Holders That Do Not Satisfy Any Code Section 302 Test. If a Taxable Holder does not satisfy any of the Section 302 tests, the purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will not be treated as a sale or exchange under Section 302 of the Code. Instead, the purchase of the Taxable Holder’s Shares by the Company in the Rescission Offer will be treated as a dividend to the Taxable Holder with respect to the Taxable Holder’s Shares to the extent of the Taxable Holder’s ratable share of our current and accumulated earnings and profits (within the meaning of the Code). It is likely that we will have sufficient earnings and profits for the full amount of any payment for the Shares to be treated as a dividend. Such a dividend would be includible in the Taxable Holder’s gross income without reduction for the tax basis of the Shares sold, and no current loss would be recognized. To the extent the amount received by a Taxable Holder with respect to the purchase of the Taxable Holder’s Shares by the Company in the Rescission Offer exceeds the Taxable Holder’s ratable share of our current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital that will reduce the Taxable Holder’s adjusted tax basis (but not below zero) in the Taxable Holder’s Shares and any remainder will be treated as capital gain from the sale of the Shares (which may be long-term capital gain as described above). To the extent that a purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer is treated as the receipt by the Taxable Holder of a dividend, the Taxable Holder’s remaining adjusted tax basis (after adjustment as described in the previous sentence) in the purchased shares will be added to any shares retained by the Taxable Holder. If a Taxable Holder owns no other shares of the Company’s stock, under certain circumstances, such basis may be transferred to a related person, or such basis may be lost entirely.

Taxable Holders Who Have Sold Shares at a Loss

The U.S. federal income tax consequences of accepting the Rescission Offer to Taxable Holders who have sold Shares at a loss (relative to the price at which the Shares were originally acquired pursuant to a Plan), and thus receive a cash payment in compensation for their losses, are unclear in significant respects. Such Taxable Holder generally will recognize taxable income or gain in the amount of such payment, but the character of such income or gain is unclear. Under general principles of federal income taxation, it is likely that the character of such income would be determined by reference to the type of transaction (capital or ordinary) that gives rise to the claim for payment. However, the characterization as ordinary or capital of an acquisition of Shares pursuant to a Plan is uncertain. Thus, although it is possible that income recognized by such a Taxable Holder as a result of accepting the Rescission Offer would be capital gain, there can be no assurance in this regard. Taxable Holders who have sold Shares at a loss are urged to consult with their own tax advisors regarding the particular tax consequences to them of participating in the Rescission Offer.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD

IMPORTANT NOTICE CONCERNING YOUR RIGHTS

UNDER THE PLANS

This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plans of a “blackout period” during which their right to direct or diversify certain investments may be temporarily suspended.

Beginning at 4:00 PM, Eastern time, on September 9, 2026, all of your transactions out of the Stock Fund related to your Plan account will be temporarily suspended if you accept the Rescission Offer. The temporary suspension is called a “blackout period” and applies only if you accept the Rescission Offer. The blackout period will not impact any transactions into the Stock Fund. The blackout period will begin at 4:00 PM, Eastern time, on September 9, 2026 and will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before the week of September 21, 2026. To the extent required by law, you will be notified in the event that the blackout period is extended past the week of September 21, 2026. Once the blackout period ends, you will have full access to your Plan account.

The blackout period is required to process claims under the Rescission Offer. You will not be permitted to initiate any transactions out of the Stock Fund during the blackout period. This means:

•	you will be unable to direct or diversify your investments in your Plan account out of the Stock Fund during the blackout period; and

•

all requests for withdrawals and distributions which will be derived in whole or in part out of the Stock Fund will need to be requested either before the blackout period begins or after the blackout period ends.

During the blackout period, you will be restricted from directing or diversifying the assets held in your Plan account. For this reason, it is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Shares from your Plan account during the blackout period.

If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) or log on to your Plan account through the GD Benefits site (www.gdbenefits.com) or www.netbenefits.com. Representatives are available to answer questions and process transactions Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

For additional information and limitations on Plan investments and how to direct investment of your applicable Plan account, see the applicable Plan’s Summary Plan Description. To obtain a copy of the Plan’s Summary Plan Description, contact the GD Service Center at the phone number listed above or log into the website listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC, including General Dynamics Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below that we have filed with the SEC (File No. 001-03671) and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that the offering under the registration statement of which the accompanying prospectus is a part is terminated (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on January 30, 2026;

•

The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 27, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended April 5, 2026, filed on April 29, 2026 and for the fiscal quarter ended July 5, 2026 filed on July 29, 2026; and

•	Current Report on Form 8-K filed on May 11, 2026.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any and all of the reports and documents which have been or are incorporated by reference into this prospectus supplement and the accompanying prospectus, if such person (or anyone acting on such person’s behalf) makes a written or oral request for this information to:

General Dynamics Corporation

11011 Sunset Hills Road

Reston, Virginia 20190

Attention: Corporate Secretary

Telephone: (703) 876-3000

You may also find, free of charge, a copy of each of our SEC filings incorporated by reference into this prospectus on our website at www.gd.com. This reference to our website is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through our website address into this prospectus supplement or the accompanying prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities to be offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements of General Dynamics Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

General Dynamics Corporation or selling securityholders may offer from time to time debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units of General Dynamics Corporation pursuant to this prospectus. The debt securities may be guaranteed by one or more of our subsidiaries under the guarantees described in this prospectus. This prospectus contains summaries of the general terms of these securities. We will provide specific terms of these securities in supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities by us also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “GD.” We have not yet determined whether any of the securities that may be offered by this prospectus, other than our common stock, will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any of such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 5 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you together with the additional information described below under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in that prospectus supplement.

We have not authorized any agent, dealer, underwriter or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and we are not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

References to “we,” “us,” “our” or the “Company” are to General Dynamics Corporation, unless expressly indicated otherwise. References to “General Dynamics” mean General Dynamics Corporation, together with our consolidated subsidiaries, including the Guarantors. “Guarantors” means, initially, American Overseas Marine Company, LLC, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., General Dynamics-OTS, Inc., Gulfstream Aerospace Corporation and National Steel and Shipbuilding Company.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the information incorporated herein by reference contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples include projections of revenue, earnings, operating margin, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe our estimates and judgments are reasonable based on information available to us at the time. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the risk factors identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other important factors disclosed in our other filings with the SEC. These factors may be revised or supplemented in future filings with the SEC.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to General Dynamics or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date such statements are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC, including General Dynamics Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC (File No. 001-03671) and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that the offering under this registration statement is terminated (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on January 30, 2026.

•

The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 27, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended April 5, 2026 filed on April 29, 2026 and for the fiscal quarter ended July 5, 2026 filed on July 29, 2026.

•	Current Report on Form 8-K filed on May 11, 2026.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any and all of the reports and documents which have been or are incorporated by reference into this prospectus, if such person (or anyone acting on such person’s behalf) makes a written or oral request for this information to:

General Dynamics Corporation

11011 Sunset Hills Road

Reston, Virginia 20190

Attention: Corporate Secretary

Telephone: (703) 876-3000

You may also find, free of charge, a copy of each of our SEC filings incorporated by reference into this prospectus on our website at www.gd.com. This reference to our website is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through our website address into this prospectus.

GENERAL DYNAMICS CORPORATION

General Dynamics is a global aerospace and defense company that specializes in high-end design, engineering and manufacturing to deliver state-of-the-art solutions to our customers. We offer a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapon systems and munitions; and technology products and services.

Our company has four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies.

Our principal executive offices are located at 11011 Sunset Hills Road, Reston, Virginia 20190 and our telephone number is (703) 876-3000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, unless otherwise specified in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, refinancing of existing indebtedness including commercial paper, repayment of debt, and financing of possible acquisitions, investments or stock repurchases. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and guarantees outlines some of the general terms and provisions of the debt securities and guarantees. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms of any series of debt securities and related guarantees will be described in the applicable prospectus supplement relating to such securities. If so described in a prospectus supplement, the terms of that series of debt securities and related guarantees may differ from the general description of terms presented below.

The debt securities may be issued from time to time in series under an indenture dated as of March 22, 2018, by and among the Company, the guarantors thereunder and The Bank of New York Mellon, as trustee, as may be amended or supplemented from time to time. Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference. This indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series. The debt securities may be guaranteed by certain subsidiary guarantors under the guarantees described below.

Definitions

The following are certain terms defined in the indenture:

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Assets” means the total assets of the Company and its subsidiaries calculated on a consolidated basis and in accordance with GAAP.

“Material Subsidiary” means, as of any date of determination, a subsidiary of the Company whose assets exceed ten percent (10%) of the Company’s Consolidated Assets as of the date of such determination. However, the board of directors of the Company may declare any subsidiary of the Company to be a Material Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Material Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries, considered as a single enterprise.

General Terms

All of the debt securities:

•	will be our general obligations;

•	will rank equally with each other and all of our other existing and future unsecured and unsubordinated debt; and

•

will be guaranteed by the guarantees of each of the Guarantors, which guarantee of each Guarantor will rank equally with all other existing and future unsecured and unsubordinated debt of such Guarantor.

The indenture provides for the issuance of debt securities in one or more series. Each time that we issue a new series of debt securities, the prospectus supplement relating to that series will specify the particular terms of those debt securities. Those terms may include but are not limited to the following:

•	the designation, issue, date and authorized denominations of such debt securities;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which such debt securities will mature, which may be fixed or extendible;

•	the rate or rates at which such debt securities will bear interest, which may be at a fixed or floating rate, if any;

•	the dates on which such interest, if any, will be payable;

•	the index or formula used to determine any payments to be made on the debt securities;

•	the terms of any mandatory or optional redemption, including pursuant to any sinking fund or analogous provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous provisions, to redeem, or at the option of the holders, to purchase, such series of debt securities and other related terms and provisions;

•	whether such debt securities are to be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other terms of such series.

Unless otherwise specified in the prospectus supplement, debt securities will only be issued in fully registered form, without coupons. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. No service charge will be made on any security holder for any registration of transfer or exchange of debt securities, unless otherwise provided in the prospectus supplement for that series of debt securities; provided, however, that we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Certificated Debt Securities

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at the office or agency of the Company in accordance with the terms of the indenture. You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and we will execute, and the trustee will authenticate and deliver, a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the accounts of the participants with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest. We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities.

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit the accounts of the participants with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary will instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance

The indenture provides that we (and to the extent applicable, the Guarantors), at our option:

•

will be discharged from any and all obligations in respect of any series of debt securities, except in each case for, among other things, the rights of holders of debt securities to receive, from a trust fund, payments in respect of such securities when such payments are due and certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

•

will no longer be obligated to comply with the covenants described below under “— Limitation on Consolidation, Merger, Conveyance or Transfer” and “— Certain Covenants of the Company,” and the Event of Default described in the fourth bullet point under “— Events of Default; Notice and Waiver” will no longer constitute an Event of Default with respect to such series of debt securities;

in each case, if (1) we deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, money or the equivalent in securities of the U.S. government or government agencies backed by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof, to pay all the principal (including any mandatory sinking fund payments) and any premium of, interest on and any repurchase or redemption obligations with respect to such series on the dates such payments are due in accordance with the terms of such series and (2) no Event of Default (as defined below) or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•

the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of securities being discharged pursuant to the first bullet point above, accompanied by a ruling, if then required, to such effect received from or published by the Internal Revenue Service; and

•	the creation of the defeasance trust would not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the trustee an officer’s certificate stating that such deposit was not made by us with the intent of preferring the holders of the debt securities over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of us or others.

Events of Default; Notice and Waiver

The indenture provides that if an Event of Default (as defined below) described in the first, second, third, fourth or seventh bullet point below occurs and is continuing with respect to any series of debt securities (and, in the case of an Event of Default described in the fourth or seventh bullet point below, such Event of Default is with respect to less than all series of debt securities then outstanding under the indenture), either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series under the indenture (each such series acting as a separate class) may declare the principal amount (or, if the debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of such series, and all accrued interest thereon, to be due and payable immediately. The indenture also provides that if an Event of Default described in the fourth or seventh bullet point below occurs and is continuing and such Event of Default is with respect to all series of debt securities then outstanding under the indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of all the outstanding debt securities under the indenture (treated as one class) may declare the principal amount (or, if any debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities then outstanding, and all accrued interest thereon, to be due and payable immediately. The indenture also provides that if an Event of Default described in the fifth bullet point below occurs and is continuing, the principal of and any interest on the debt securities then outstanding shall become immediately due and payable.

“Events of Default” in respect of any series are defined in the indenture as being:

•

default in the payment of the principal of (or premium, if any, on) any debt securities of such series when due at their stated maturity and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three Business Days;

•	default for 30 days in the payment of any interest due with respect to such series;

•	default in the payment of any sinking or purchase fund or analogous obligation when due by the terms of such series and continuance of such default for a period of 30 days;

•

default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor in the indenture in respect of the debt securities of such series (other than a covenant or warranty a default in the performance of which, or the breach of which, would otherwise constitute an Event of Default) and continuance of such default or breach for 90 days after written notice to us (or, if applicable, to such Guarantor) by the trustee or to us (or, if applicable, to such Guarantor) and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any of our Material Subsidiaries or the entry of an order ordering the winding up or liquidation of our affairs or the affairs of any of our Material Subsidiaries that continues unstayed and in effect for a period of 90 consecutive days;

•

any guarantee by a Material Subsidiary ceases for any reason to be, or is asserted in writing by any such Material Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee; or

•	any other event of default provided in the supplemental indenture or board resolution under which such series of debt securities is issued or in the form of debt security for such series.

Any additions, deletions or other changes to the Events of Default that will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that except in the case of default in the payment of principal of, or premium, if any, or interest, on any of the debt securities of such series or in the payment of any sinking or purchase fund installment or analogous obligation relating to the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series; and provided, further, that in the case of an Event of Default described in the fourth bullet point above, no such notice to the holders of the debt securities of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of the trustee’s duty to notify holders of defaults, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

The trustee is entitled, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its satisfaction by the holders of the debt securities of such series before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities of such series.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain exceptions.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligation with respect to such debt securities.

The indenture provides that, so long as any debt securities remain outstanding under the indenture, we must deliver to the trustee an annual certificate of certain of our officers stating that to the best of such officers’ knowledge we have fulfilled our obligations under and complied with our covenants in the indenture, or else specifying any defaults and the nature and status thereof of which they have knowledge.

Limitation on Consolidation, Merger, Conveyance or Transfer

The indenture provides that we shall not consolidate with or merge into any other Person or sell, lease, convey or transfer all or substantially all of our properties and assets to any Person, if upon any such consolidation, merger, sale, lease, conveyance or transfer we are not the surviving corporation, unless:

•

the Person formed by such consolidation or into which we are merged or the Person that acquires by sale, lease, conveyance or transfer all or substantially all of our properties and assets will be organized and existing under the laws of the United States of America or any state or the District of Columbia, and (if such Person is not the Company) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, lease, conveyance or transfer and such supplemental indenture comply with the applicable article of the indenture and that we have complied with all conditions precedent relating to such transaction.

In such event, we will be discharged from all obligations and covenants under the indenture and the debt securities, and may be liquidated and dissolved, and the successor Person formed by such consolidation or into which we are merged or to which such sale, lease, conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as the Company in the indenture.

Modification of the Indenture

The Company, when authorized by a board resolution, and the trustee, at any time and from time to time, may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another Person to the Company or any Guarantor;

•

to add to our covenants, or the covenants of the Guarantors, or to surrender any of our rights or powers, or the rights or powers of the Guarantors, for the benefit of the holders of debt securities of any or all series;

•

to cure any ambiguity or correct any defect or inconsistency in the indenture; provided that any such supplemental indenture will not materially and adversely affect the interests of the holders of debt securities of any series;

•	with certain exceptions, to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended;

•

to establish the form of any debt security, to provide for the issuance and set forth the terms of any series of debt securities and/or to add to the rights of the holders of the debt securities of any series;

•	to evidence and provide for the acceptance of the appointment of any successor trustee;

•	to provide any additional Events of Default;

•	to provide for the issuance of debt securities in coupon or in fully registered form;

•	to secure any series of debt securities under the indenture’s limitation on liens covenant or otherwise;

•	to evidence the addition of any subsidiary as a Guarantor or the release or discharge of any Guarantor and any of its obligations pursuant to the indenture;

•	subject to any limitations established with respect to a particular series of debt securities, to provide for the issuance of additional debt securities of any series;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no debt security described in clause (A)(i) outstanding; or

•

to supplement any provisions of the indenture to such extent as shall be necessary to permit or facilitate the satisfaction, defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

The indenture contains provisions permitting the Company, when authorized by a board resolution, and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of each such series under the indenture, except that no such supplemental indenture may, without the consent of each holder of each outstanding debt security affected by such supplemental indenture, among other things:

•	change the fixed maturity of any debt securities;

•	reduce the principal amount thereof;

•	reduce the interest thereon or change the method of computing the interest thereon on any date;

•	change the currency or place of any payment;

•	amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the rights of the holders of the outstanding debt securities of any series; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture.

Certain Covenants of the Company

Limitation on Liens

The indenture provides that the Company will not, and will not permit any Material Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any Principal Property or on shares of stock or indebtedness of any Material Subsidiary without securing the debt securities equally and ratably with (or prior to) such indebtedness for so long as any such indebtedness is secured. Exceptions include, among others:

•	liens for taxes not yet due or being contested;

•	liens imposed by law, such as mechanics’ liens and other similar liens;

•	utility easements and such other encumbrances against real property not in any material way affecting the marketability or interfering with the use of the property involved;

•	liens existing as of the date of the indenture;

•	liens created by subsidiaries of the Company to secure indebtedness of such subsidiaries to the Company or to one or more other subsidiaries of the Company;

•

liens on property of a Person existing at the time it becomes a subsidiary of the Company, at the time such Person is merged or consolidated with the Company or a subsidiary of the Company, or at the time of purchase, lease or acquisition of the property or equity interests of a Person as an entirety or substantially as an entirety by the Company or its subsidiaries;

•	liens on property existing at the time of acquisition of such property by the Company or a subsidiary of the Company;

•

liens to secure the payment of all or any part of the purchase price of property upon the acquisition of property by the Company or a subsidiary of the Company or to secure any indebtedness incurred or guaranteed prior to, at the time of, or within 12 months after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof;

•	liens to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the construction or improvement of any property;

•	liens which arise in connection with the leasing of equipment in the ordinary course of business;

•	liens on shares of stock, indebtedness or other securities of a Person that is not the Company or a subsidiary of the Company;

•

liens in favor of the United States of America or any state thereof, any foreign country, or any department, agency or instrumentality or political subdivision of any such jurisdiction, or any other contracting party or customer, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such liens;

•	liens to extend, substitute, renew or replace any liens referred to above; and

•

other liens arising in connection with indebtedness or other obligations of the Company and its subsidiaries in an aggregate amount for us and our subsidiaries, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of the transactions that are excluded as described in “— Limitation on Sale and Leaseback Transactions” below), not exceeding at the time such lien is issued, created or assumed 10% of our Consolidated Assets.

Limitation on Sale and Leaseback Transactions

The indenture provides that the Company will not, and will not permit any Material Subsidiary to, enter into any arrangement after the date of the first issuance by the Company of debt securities issued pursuant to the indenture with any bank, insurance company or other lender or investor providing for the leasing by the Company or any Material Subsidiary of any Principal Property that was or is owned or leased by the Company or a Material Subsidiary and that has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation of such Principal Property by the Company or such Material Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•

Attributable Debt of the Company and its Material Subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when the Company first issued securities pursuant to the indenture (other than any sale and leaseback transactions that are otherwise permitted or excepted), plus the aggregate principal amount of indebtedness secured by liens on Principal Properties then outstanding (excluding any indebtedness secured by liens that are otherwise permitted under the indenture) without equally and ratably securing the debt securities, would not exceed 10% of Consolidated Assets;

•

an amount equal to the greater of the net proceeds of the sale or transfer or the Attributable Debt with respect thereto is applied within 150 days to the voluntary retirement of debt securities of any series or other indebtedness of the Company (other than indebtedness subordinated to the debt securities) or indebtedness of a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more debt securities, any redemption of debt securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem debt securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied shall be reduced by (i) the principal amount of debt securities delivered within 150 days after such sale or transfer to the trustee for retirement and cancellation and (ii) the principal amount of any such indebtedness of the Company or a Material Subsidiary, other than the debt securities, voluntarily retired by the Company or a Material Subsidiary within 180 days after such sale or transfer;

•	the lease is for a period not exceeding three years and by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued; or

•	the lease is with the Company or another Material Subsidiary.

Notwithstanding the foregoing, where the Company or any Material Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt shall not include any indebtedness resulting from the guarantee by the Company or any other Material Subsidiary of the lessee’s obligation thereunder.

Guarantees

Each of the Guarantors, as primary obligor and not merely as surety, will fully, jointly and severally, irrevocably and unconditionally guarantee to each holder of debt securities and to the trustee and its successors and assigns:

•

the full and punctual payment of principal of, premium, if any, and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the trustee) and the debt securities; and

•	the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities.

Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection.

The obligations of each Guarantor under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or any other Guarantor (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a Guarantor (except that each such waiver or amendment will be effective in accordance with its terms).

The obligations of the Guarantors to make any payments may be satisfied by causing us to make such payments.

Each of the Guarantors further agrees to waive presentment to, demand of payment from and protest to the Company and also waives diligence, notice of acceptance of its guarantee, presentment, demand for payment, notice of protest for nonpayment, filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against us. These obligations will be unaffected by any failure or policy of the trustee to exercise any right under the indenture or under any series of debt securities.

If any holder of any debt security or the trustee is required by a court or otherwise to return to us, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to us or any Guarantor, any amount paid by any of them to the trustee or such holder, the guarantee of such Guarantor, to the extent discharged, will be reinstated in full force and effect.

The indenture provides that the guarantee of each Guarantor is limited to the maximum amount that can be guaranteed by such Guarantor without rendering its guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event:

•

of a merger, consolidation or sale or disposition of all or substantially all of the assets of a Guarantor (other than a merger or consolidation with, or sale or disposition of assets to, us or another of our subsidiaries); or

•

there occurs a transfer, sale or other disposition of the voting stock of a Guarantor whereby such Guarantor ceases to constitute a subsidiary of ours, then in any such case such Guarantor or the entity acquiring the assets (in the event of the sale or other disposition of all or substantially all of the assets of such Guarantor), will be released and relieved of any obligations under its guarantee. Upon our delivery to the trustee of an officer’s certificate and an opinion of counsel to the effect of the foregoing, such Guarantor will be discharged from all further liability and obligation under the indenture and the trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its guarantee.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the trustee under the indenture. The trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock, par value $1.00 per share.

The general terms and provisions of our common stock are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by express reference to, the provisions of our Restated Certificate of Incorporation (our “Charter”) and our Amended and Restated Bylaws (as amended, our “Bylaws”), each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, and each of which may be amended from time to time. We encourage you to read our Charter and Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”) for additional information.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share.

Our board of directors (the “Board of Directors”) has authority at any time and from time to time to issue preferred stock of any series and, in connection with the creation of each such series, to fix the voting powers (if any), the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by our Charter and the laws of the State of Delaware.

Dividends

Subject to any preferential rights of the holders of any then-outstanding shares of any series of preferred stock, holders of our common stock are entitled to receive such dividends, if any, as from time to time may be declared by our Board of Directors. The declaration of dividends on our common stock is a business decision to be made by our Board of Directors in its discretion from time to time based upon our results of operations and financial condition, the provisions of the DGCL affecting the payment of dividends and distributions to stockholders and any other factors as our Board of Directors may consider relevant.

Voting Rights

Subject to the provisions of any applicable law, or of our Bylaws, with respect to the closing of the transfer books or the fixing of a record date for determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions of our Board of Directors providing for the issue of any series of preferred stock, the holders of outstanding shares of our common stock shall exclusively possess voting power for the election of directors and for all other purposes, with each holder of record of shares of our common stock being entitled to one vote for each share of common stock standing in its name. Our Charter does not provide for cumulative voting for the election of directors. Our Bylaws provide that all matters presented to the stockholders (other than the election of directors) at a meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on such matters, a quorum being present (unless a different or minimum vote is required by applicable law, our Charter, our Bylaws, the rules or regulations of any stock exchange applicable to the Company or any regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter).

Subject to any rights of the holders of any then-outstanding shares of any series of preferred stock to elect directors, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. However, if as of the 10th day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast, whether or not such election becomes an uncontested election after such date. A “majority of the votes cast” shall mean that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes,” if applicable, not counted as a vote cast “for” or “against” that director’s election).

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment in full of the preferential amounts, if any, to be distributed to the holders of any then-outstanding shares of preferred stock having a preference over our common stock, the holders of our common stock shall be entitled to share, ratably according to the number of shares of common stock held by them, in all remaining assets of the Company available for distribution to our stockholders.

Preemptive or Other Rights

Holders of our common stock have no preemptive rights, as such holders, to purchase or subscribe for or otherwise acquire any shares of our common stock, and there are no conversion, redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and not liable to any further call or assessments by us.

Certain Anti-Takeover Provisions

Our Charter, our Bylaws and the DGCL contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, even though such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of various provisions contained in our Charter, our Bylaws and the DGCL that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is subject to, and qualified in its entirety by reference to, our Charter and our Bylaws, as well as the DGCL.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. In general, Section 203 provides that a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders may not engage in various business combination transactions with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•

the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder prior to the time that stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned (i) by persons who are directors and also officers and (ii) by certain employee stock plans); or

•

at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, a “business combination” is broadly defined to include (i) any merger or consolidation of the corporation or any of its direct or indirect majority-owned subsidiaries with the interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionally as a stockholder of the corporation) to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation, which assets have a market value equal to 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or of such subsidiary to the interested stockholder; (iv) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation or of any such subsidiary which is owned by the interested stockholder; and (v) subject to certain exceptions, any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary. In general and subject to certain exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date of determination, and the affiliates and associates of such person.

The DGCL permits a corporation to “opt out” of, or choose not to be governed by, the restrictions in Section 203 of the DGCL by expressly stating so in its original certificate of incorporation (or in a subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). However, neither our Charter nor our Bylaws contains a provision electing to opt out of Section 203.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other procedures and requirements set forth in our Bylaws. Likewise, stockholders wishing to nominate persons for election to our Board of Directors at a special meeting of stockholders must comply with certain advance notice and other procedures and requirements set forth in our Bylaws.

Proxy Access

Our Bylaws contain “proxy access” provisions which give a qualified stockholder or group of stockholders the right to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. However, these proxy access provisions are subject to various requirements and restrictions specified in our Bylaws, including the following:

•

To qualify, the stockholder (or group of up to twenty stockholders in accordance with, and subject to various requirements, restrictions and provisions of, our Bylaws) must have owned 3% or more of the Company’s outstanding capital stock continuously for at least three years as of the date the written notice of a nomination is delivered to or mailed and received by the Secretary of the Company (in each case in accordance with certain procedures, restrictions and other provisions specified in our Bylaws) and as of the record date for determining stockholders entitled to vote at the meeting and must continue to own such required shares through the annual meeting date.

•

The maximum number of stockholder nominees permitted under the proxy access provisions of our Bylaws to appear in our proxy materials with respect to an annual meeting of stockholders is generally the largest whole number that does not exceed 20% of the number of our directors in office as of the last day on which notice of a nomination under our proxy access provisions may be delivered under our Bylaws.

•

To be timely, notice of a nomination under our proxy access provisions, together with other required information, representations and agreements specified in our Bylaws, must be submitted to the Secretary of the Company at our principal executive offices within certain timeframes and in accordance with certain procedures and other requirements specified in our Bylaws.

The foregoing proxy access provisions are subject to additional procedural and other requirements and restrictions set forth in our Bylaws.

Special Meetings

Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in our Charter or Bylaws. Our Bylaws provide that special meetings of stockholders may only be called by our Board of Directors or the Chairman of our Board of Directors. However, our Bylaws provide that, subject to certain limitations and provisions in our Bylaws, a special meeting of stockholders shall be called by our Board of Directors upon the receipt by the Secretary of the Company of a written request for the Board of Directors to call a special meeting by one stockholder of record owning at least 10% or one or more stockholders of record of shares representing in the aggregate at least 25% in each case of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting, voting as a single class. A special meeting request must among other things contain certain information specified in our Bylaws.

Number of Directors; Board Vacancies

Our Bylaws provide that the number of directors shall be not less than 5 nor more than 15, as shall be fixed from time to time by resolution of the Board of Directors pursuant to a vote of two-thirds of the directors then in office (so long as a quorum is present). Vacancies occurring on the Board of Directors (however occurring) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of two-thirds of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so appointed shall hold office until the next annual meeting of stockholders, until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, removal or resignation.

Additional Authorized Shares of Capital Stock

The additional shares of authorized common stock and preferred stock available for issuance under our Charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Amendments to Bylaws

Under our Charter and Bylaws, our Board of Directors has the authority to adopt, alter, amend or repeal our Bylaws. Our stockholders may also adopt, alter, amend or repeal our Bylaws at any meeting by the requisite vote of our stockholders; provided that notice of such proposed adoption, alteration, amendment or repeal is included in the notice of such meeting.

Forum Selection

Our Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the District of Delaware and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Our Bylaws also provide that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions summarized in the immediately preceding sentence.

Stock Exchange Listing

Our shares of common stock are listed on the New York Stock Exchange under the symbol “GD.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the offered securities will be passed on for the Company and the Guarantors by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements of General Dynamics Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Appendix A

RESCISSION OFFER ACCEPTANCE FORM — TEMPLATE

Pursuant to the General Dynamics Corporation Prospectus Supplement Dated August 4, 2026

THE RESCISSION OFFER WILL EXPIRE AT 4:00 PM, EASTERN TIME, ON SEPTEMBER 8, 2026.

Submit completed form by logging on to the website http://www.computersharecas.com/GeneralDynamics using the credentials emailed or mailed to your email or physical address on record to Computershare Trust Company, N.A. and Computershare Inc. (“Computershare”), the transfer agent for this Rescission Offer:

All questions regarding the Rescission Offer should be directed to D.F. King & Co., Inc., our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following information.

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SUBMIT THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE AND SUBMIT THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY COMPUTERSHARE BY 4:00 PM, EASTERN TIME, ON SEPTEMBER 8, 2026 (THE “EXPIRATION DATE”). IF YOU WISH TO ACCEPT THE RESCISSION OFFER, YOU MUST DO SO FOR ALL YOUR ELIGIBLE TRANSACTIONS.

WE URGE YOU TO REVIEW GENERAL DYNAMICS CORPORATION’S (THE “COMPANY,” “WE” OR “US”) PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2026 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Unique Offer Identification Number (use Account No. below): <Name> <Address1> <Address2> <Address3>

If there is any error in the name or address shown to the left, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also make the necessary corrections on this form.

Ladies and Gentlemen:

If you accept this rescission offer, then you, the undersigned, hereby:

•

Acknowledge receipt of our Rescission Offer Prospectus Supplement, pursuant to which we offer to rescind (the “Rescission Offer”) the purchase of shares of common stock, par value $1.00 per share (the “Common Stock”) of General Dynamics Corporation (the “Company”), you acquired through the acquisition of units of the General Dynamics Stock Fund offered through the General Dynamics Corporation 401(k) Plan 6.0 (the “6.0 Plan”) and the General Dynamics Corporation 401(k) Plan for Represented Employees (the “Represented Employees Plan” and, together with the 6.0 Plan, collectively, the “Plans” and each individually a “Plan”) between July 1, 2025 and June 30, 2026 (the “Purchase Period” and such shares, the “Shares”).

•

Accept the Rescission Offer for all Shares that you acquired pursuant to a Plan during the Purchase Period that you still hold, or that were sold at a loss (including any Shares distributed in-kind), upon the terms and subject to the conditions set forth in the Prospectus Supplement. To the extent that you continue to hold any such Shares in your account under a Plan, you direct Fidelity Management Trust Company (“Fidelity”), the directed trustee of the Plans, to transfer to the Company all eligible Shares held in that account.

•

Direct the Trustee to credit all proceeds pursuant to the Rescission Offer to your Plan account (except for proceeds with regard to any Shares distributed in-kind, which will be paid with a check sent to the address to which the Prospectus Supplement was mailed), in accordance with the terms of the Prospectus Supplement. You acknowledge that you are eligible to accept the Rescission Offer only for Share(s) sold at a loss or, if you hold such Share(s) as of the Expiration Date, if the amount you paid for such Share(s), plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is more than the fair market value of the Share(s) on the Expiration Date, based on the closing price of a share of our Common Stock on the NYSE on the Expiration Date.

For Shares held in your Plan account as of the Expiration Date, proceeds to which you are entitled pursuant to the Rescission Offer will be credited to that Plan account (including proceeds for Shares which you sold at a loss directly from that account). These proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file (or you are not an active participant in the applicable Plan), the proceeds will be invested in the applicable Plan’s qualified default investment alternative (“QDIA”). The QDIA for each Plan is the age-appropriate Target Retirement Fund based on your year of birth. You may exchange the amount invested in such QDIA into other investment funds available under the applicable Plan in accordance with that Plan’s normal procedures.

With respect to Shares you hold in an individual retirement arrangement (an “IRA”) or another tax-qualified retirement plan (or Shares sold at a loss within your IRA or other such plan), as of the Expiration Date, proceeds to which you are entitled pursuant to the Rescission Offer will be paid in a check made payable to your IRA or plan custodian, as the case may be, to be sent to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. It is your responsibility to deliver the check that you receive to your IRA or plan custodian.

With respect to Shares you hold outside of your Plan account or IRA as of the Expiration Date, whether through a broker or as certificated Shares (or Shares sold at a loss from outside your Plan account or IRA), proceeds to which you are entitled pursuant to the Rescission Offer will be paid to you as a taxable payment, in

U.S. dollars, in a check to be sent to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

If you accept this Rescission Offer, you hereby acknowledge that if you received a distribution of Shares from a Plan and hold those Shares in another tax-advantaged plan under the Internal Revenue Code of 1986, as amended, you should consult your tax advisors regarding the tax consequences of accepting the Rescission Offer with respect to those Shares. A participant who rolled Shares from a Plan into an IRA or another tax-qualified retirement plan and sells those Shares pursuant to the Rescission Offer should generally not recognize taxable gain or income on the sale; however, any later withdrawal or distribution of any income or gain resulting from the Rescission Offer may be taxable as described above.

If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you still hold, as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described more fully in the Prospectus Supplement, however, if you accept the Rescission Offer, we will repurchase Shares that you still hold as of the Expiration Date only if the fair market value of the Shares as of the Expiration Date, based on the closing price of a share of our Common Stock on the NYSE on the Expiration Date, is less than the amount you paid for the Shares plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares.

BY ACCEPTING THE RESCISSION OFFER, YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO ALL PURCHASES INCLUDED IN YOUR GD STOCK FUND TRANSACTION HISTORY PROVIDED BELOW, SUBJECT TO OUR DETERMINATIONS OF ELIGIBILITY AND FIRST-IN, FIRST-OUT (“FIFO”) CALCULATIONS.

ALL PERSONS ACCEPTING THE RESCISSION OFFER MUST SUBMIT WITH THIS RESCISSION OFFER ACCEPTANCE FORM A DOWNLOAD OF ALL OF THEIR GD STOCK FUND TRANSACTION HISTORY FROM JULY 1, 2025 THROUGH JUNE 30, 2026. INSTRUCTIONS FOR DOWNLOADING YOUR GD STOCK FUND TRANSACTION HISTORY ARE SET FORTH IN THE PROSPECTUS SUPPLEMENT UNDER “QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER — WHERE CAN I OBTAIN PURCHASE AND SALES HISTORY ABOUT MY SHARES?”

Note: Any Shares that you now hold outside a Plan and wish to rescind must be delivered to Computershare per the instructions contained in the Prospectus Supplement. Failure to timely deliver Shares to Computershare will be deemed a rejection of the Rescission Offer even if you have submitted a Rescission Offer Acceptance Form. Please note that the delivery of the Shares by your custodian, broker or nominee can take up to two weeks. In addition, the number of Shares delivered to Computershare must match the number of Shares set forth in the table below or the Rescission Offer will be deemed rejected.

If you are accepting the Rescission Offer with respect to Shares you will own as of the Expiration Date, please submit the properly completed Rescission Offer Acceptance Form (together with any other required documents) to Computershare and, if Shares are held outside a Plan, ensure that the Shares are delivered to Computershare in accordance with the instructions set forth below and in the Prospectus Supplement.

•

If any such Shares are held under a Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares if you submit a valid Rescission Offer Acceptance Form (together with any other required documents) for those Shares.

•

If any such Shares are held through a broker or other nominee as of the Expiration Date, you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares That Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form. See Instruction 4, “Broker Delivery.” You must also instruct your broker or other nominee to deliver your Shares via DWAC to Computershare, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your broker or other nominee). In addition, you must complete and submit the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you. Please note, your broker or other nominee may charge you a fee for transferring your Shares via DWAC to Computershare on your behalf. You should consult your broker or other nominee to determine whether any charges will apply.

•

If any such Shares are held through an IRA custodian or another tax-qualified retirement plan as of the Expiration Date, you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares That Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form. See Instruction 4, “Broker Delivery.” You must also instruct your IRA or plan custodian to deliver your Shares via DWAC to Computershare, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your IRA custodian). In addition, if you provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through a Custodian” of this Rescission Offer Acceptance Form, any proceeds to which you are entitled for such Shares will be paid in a check made payable to the IRA or plan custodian and mailed to you at the address to which the Prospectus Supplement was mailed. See Instruction 5, “Special Payment Instructions for Custodian.” Please note, your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to Computershare on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply.

•

If any such Shares are held in certificated form as of the Expiration Date, you must deliver the certificates for the Shares to Computershare in accordance with Instruction 6, “Certificated Shares” of this Rescission Offer Acceptance Form. In addition, you must complete and submit the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL OR A PORTION OF YOUR ELIGIBLE SHARES THAT HAVE BEEN DISTRIBUTED IN-KIND:

DATE OF SALE	NUMBER OF SHARES SOLD	SALE PRICE (INDICATE TYPE OF CONSIDERATION IF OTHER THAN CASH)	NAME AND ADDRESS OF ACQUIROR AND/OR MARKET TRANSACTION

Note: If you have sold Shares at a loss to a third party prior to the date hereof in a bona fide transaction, please submit herewith proof reasonably satisfactory to us in our sole discretion evidencing the sale price and amount of such Shares. Satisfactory proof of sale may take the form of a receipt or transaction or confirmation statement from the broker, dealer, IRA custodian, another tax-qualified retirement plan or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099-B statements showing the sales proceeds or transactional statements on your broker’s letterhead. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

If the sale at a loss of any such Shares was effected through a broker, IRA or plan custodian or other nominee outside of a Plan, you will also need to provide proof reasonably satisfactory to the Company of your original acquisition, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, or other person receiving the Shares from Fidelity and conducting the sale of the Shares on your behalf.

If the proof of bona fide sale or original acquisition is not reasonably satisfactory to us in our sole discretion, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of the Shares was a bona fide transfer of those Shares.

If you have sold Shares outside of your Plan account or an IRA, you should complete and submit the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

If you have sold Shares outside of your Plan account and in your IRA or other tax-qualified retirement plan, and you provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through a Custodian” of this Rescission Offer Acceptance Form, any proceeds to which you are entitled for such Shares will be paid in a check made payable to your IRA or plan custodian, and mailed to you at the address to which the Prospectus Supplement was mailed. See Instruction 5, “Special Payment Instructions for Custodian.”

Subject to and effective upon receipt of the undersigned’s required rescission documents and Shares in accordance with the terms of the Rescission Offer, the undersigned hereby sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded Shares (other than Shares previously sold) as identified above, and orders the registration of all such Shares transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in all such Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

1. SIGNATURES

THE UNDERSIGNED:

Print your name and, (a) if Shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Shares are held as joint tenants or as community property, the name(s) of the co-owner(s).

If the Prospectus Supplement was not mailed to your correct address, Plan participants who are currently employed by the Company should log in to the General Dynamics Employee Self Service site (which is accessible through www.gdbenefits.com or www.netbenefits.com) and update their contact information under “Personal Information.” Plan participants who are no longer employed by the Company should contact the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633) to update their address. All others should contact D.F. King to update their address. All participants must also print the correct address below.

Date	Signature

Signature (if joint account)

Unique Offer Identification Number (located on the front of this form)

Residence Address

City, State and Zip Code

Mail Address (if different from residence)

City, State and Zip Code

Telephone Number

2.

BROKER, IRA CUSTODIAN OR NOMINEE INFORMATION FOR SHARES THAT HAVE BEEN DISTRIBUTED IN-KIND. (Required only under the conditions specified in Instruction 4, “Broker Delivery” to this Rescission Offer Acceptance Form.)

Exact Name Listed on Account (e.g., “Charles Schwab as IRA Custodian for John Smith”)

Name of Broker, IRA Custodian or Other Nominee

Address

City, State and Zip Code

Telephone Number

Name of Contact at Broker, IRA Custodian or Nominee

DTC Participant Number or Firm Identification Number of Broker, IRA Custodian or Nominee

3.

SPECIAL PAYMENT INFORMATION FOR SHARES HELD OR SOLD AT A LOSS THROUGH A CUSTODIAN. (Required only under the conditions specified in Instruction 5, “Special Payment Instructions for Custodian” to this Rescission Offer Acceptance Form.)

Please provide the name of the IRA or plan custodian and the account number of the IRA or plan in the spaces provided below:

Name of Custodian

Account Number

A check for any amounts subject to these special payment instructions will be made payable to the Custodian specified above “for the benefit of” you (e.g., “Charles Schwab as Custodian for John Smith”). The check will be mailed to you and it will be your responsibility to deliver the check to the custodian.

INSTRUCTIONS TO

RESCISSION OFFER ACCEPTANCE FORM

1. GENERAL. The Rescission Offer Acceptance Form should be properly filled in, dated and signed, and should be submitted on the website http://www.computersharecas.com/GeneralDynamics. Delivery of the Rescission Offer Acceptance Form will be deemed made only when actually submitted on the website. In addition, all persons accepting the Rescission Offer must submit with the Rescission Offer Acceptance Form a download of all of their GD Stock Fund transaction history, which may be obtained by following the steps set forth in the Prospectus Supplement under “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?”

If you are accepting the Rescission Offer with respect to Shares that were distributed from a Plan in-kind (excluding Shares rolled over to an IRA or other tax-qualified retirement plan) and which you hold as of the Expiration Date or which you have sold at a loss, you must also complete the accompanying Form W-9 or Form W-8BEN, and submit it, together with the Rescission Offer Acceptance Form, to Computershare on the website http://www.computersharecas.com/GeneralDynamics. U.S. Persons need to complete the Form W-9. The term “U.S. Person” means:

•	an individual citizen or resident of the United States or

•	an estate whose income is subject to United States federal income tax regardless of the source of the income.

An individual is considered a U.S. resident for tax purposes if they meet either the green card test (admitted as a U.S. lawful permanent resident) or the substantial presence test for the calendar year.

To meet the substantial presence test, an individual must be physically present in the United States on at least:

1.	31 days during the current year, and

2.	183 days during the three-year period that includes the current year and the two years immediately before that, counting:

a)	All the days present in the current year,

b)	1/3 of the days present in the first year before the current year, and

c)	1/6 of the days present in the second year before the current year.

You should consult with your tax advisors with respect to whether you are a U.S. resident, including whether certain special rules may apply to you in determining whether you are a U.S. resident.

Individuals or estates other than U.S. Persons need to complete and submit the enclosed Form W-8BEN.

2. SIGNATURES.

Exact Signatures. If this Rescission Offer Acceptance Form is signed by the Offeree(s), the signature(s) must correspond with the name(s) as written on the label.

Joint Holders. If any of the Shares delivered hereby are owned of record by two or more joint owners, all such owners must sign this Rescission Offer Acceptance Form.

Signatures of Fiduciaries. If this Rescission Offer Acceptance Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and provide proper evidence satisfactory to the Company of such person’s authority so to act.

3. ADDRESS. Any proceeds of the Rescission Offer to be paid by check will be delivered to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, please provide your correct address in Item 1, “Signatures” of this Rescission Offer Acceptance Form.

4. BROKER DELIVERY. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION). Shares delivered electronically through a broker, IRA custodian or other nominee via the “DWAC” system should be sent to Computershare (as transfer agent for the Company). Please instruct your broker, IRA custodian or other nominee to initiate a DWAC and to deliver your Shares to Computershare. Please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your broker, IRA custodian or other nominee. Because it may take your broker, IRA custodian, other tax-qualified retirement plan or other nominee up to two weeks to deliver your Shares to Computershare, you should contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee as soon as practicable. Please make sure your broker, IRA custodian, other tax-qualified retirement plan or other nominee includes in the DWAC comment fields the Unique Offer Identification Number located on the front of your Rescission Offer Acceptance Form as Shares will not be accepted and you will be deemed to have rejected the Rescission Offer without the Unique Offer Identification Number. If you hold your Shares through the Plans, you will not have to pay brokerage or transfer (DWAC) fees. If you hold your Shares through a broker or other nominee (outside of the Plan) and your broker or other nominee transfers (DWAC) your Shares to Computershare on your behalf, your broker may charge you a fee for doing so. You should consult your broker or other nominee to determine whether any charges will apply. If you are delivering your Shares electronically through a broker, IRA custodian or other nominee you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares That Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form.

5. SPECIAL PAYMENT INSTRUCTIONS FOR CUSTODIAN. (ONLY APPLICABLE IF SHARES ARE HELD OR WERE SOLD AT A LOSS THROUGH AN IRA CUSTODIAN). If you are accepting the Rescission Offer with respect to Shares distributed to you in an in-kind distribution and held in an individual retirement arrangement (“IRA”) or other tax-qualified retirement plan, as of the Expiration Date (or have sold Shares subject to the Rescission Offer at a loss within your IRA or other such plan as of the Expiration Date), any proceeds to which you are entitled for such Shares by accepting the Rescission Offer will be paid in a check made payable to the IRA or plan custodian, if you provide that information, and will be sent to you at the address to which the Prospectus Supplement was mailed. Please provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through a Custodian” of this Rescission Offer Acceptance Form.

6. CERTIFICATED SHARES. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION). If, as of the Expiration Date, you own Shares subject to the Rescission Offer and you hold certificates for those Shares, you must deliver the certificates for the Shares to be repurchased by us to Computershare, properly endorsed for transfer, with this Rescission Offer Acceptance Form. If you fail to include your Share certificates after completing and submitting a Rescission Offer Acceptance Form, you will be deemed to have rejected the Rescission Offer. Your Share certificates, along with a properly completed Rescission Offer Acceptance Form, should be delivered to Computershare. If you need to deliver certificated shares to Computershare, please contact D.F. King, our information agent in connection with the Rescission Offer, for further instructions.

7. PROOF OF SALE. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION). Persons that have already sold Shares subject to the Rescission Offer must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the sale price for those Shares. Satisfactory proof of the sale price of those

Shares may take the form of a receipt or transaction or confirmation statement from the broker, dealer, IRA custodian, another tax-qualified retirement plan or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099-B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the sale price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, we may require evidence that any sale of those Shares was a bona fide transfer to a third party.

8. TIME IN WHICH TO ELECT. To be effective, a Rescission Offer Acceptance Form must be received by Computershare no later than 4:00 PM, Eastern time, on September 8, 2026 (the “Expiration Date”). If you hold your Shares in a Plan and submit a valid Rescission Offer Acceptance Form, Fidelity will sell your Shares. For Shares held outside of a Plan, you must deliver your currently owned Shares for which you wish to accept the Rescission Offer to Computershare no later than that time on the Expiration Date or you will be deemed to have rejected the Rescission Offer with respect to such Shares. In addition, the number of Shares delivered to Computershare must match the number of Shares identified on your Rescission Offer Acceptance Form or the Rescission Offer will be deemed rejected.

9. QUESTIONS. All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness, effectiveness of any election, and sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of acceptance of the Rescission Offer as to particular Shares. A waiver of any defect or irregularity with respect to the acceptance of the Rescission Offer with respect to one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the acceptance of the Rescission Offer any other Shares except to the extent we may otherwise so provide. All questions can be directed to D.F. King, our information agent for the Rescission Offer, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the information below:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

10. APPLYING THE FIFO PRINCIPLE TO SHARE PURCHASES AND SALES. For Shares that you hold in your account as of the Expiration Date, and for Shares that are sold from your account prior to the Expiration Date, we will perform a first-in, first-out (“FIFO”) calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you will hold Shares you bought during the Purchase Period as of the Expiration Date. If you believe the fair market value of your Shares on the Expiration Date, based on the closing price of a share of our Common Stock on the NYSE as of the Expiration Date, will be less than the price you paid for the Shares during the Purchase Period, plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares, acceptance of the Rescission Offer may be economically beneficial to you.

Shares are deemed sold in the order in which you purchased them. In order to determine which Shares purchased during the Purchase Period are eligible for the credit of proceeds pursuant to the Rescission Offer, all Shares so purchased will be matched against all sales of Shares by matching the first Shares purchased with the first Shares sold. Sales of Shares will be matched first with your opening balance of Shares, if any. This principle is commonly called “first-in, first-out,” or “FIFO,” and should be used by you when reviewing your activity during the Purchase Period.

Purchases and sales of Shares will be matched based on contribution source (e.g., before-tax contributions, after-tax contributions, employer contributions) for purposes of applying the FIFO principle. All gains and losses associated with Shares held at the Expiration Date will be aggregated across all contribution sources, and all gains and losses associated with Shares sold at any time prior to the Expiration Date will be aggregated across all contribution sources.

If you sold Shares at a loss but have a gain in respect of Shares that you continued to hold at the Expiration Date, then you will only receive proceeds in respect of the Shares you sold at a loss. Likewise, if you have a loss in respect of Shares that you continue to hold at the Expiration Date but sold Shares at a gain, you will only receive proceeds in respect of the Shares that you continue to hold at the Expiration Date.

An example of the FIFO determination based on a single contribution source is shown below. We assume that Mr. John Smith has the following transaction history and that Mr. Smith’s balance prior to the Purchase Period was 0 shares:

Type	Date of Transaction	Number of Shares
Purchase 1	7/1/25	100
Purchase 2	8/15/25	25
Sale 1	9/20/25	50
Sale 2	11/20/25	50
Purchase 3	1/15/26	50
Sale 3	3/30/26	50

Under FIFO, Mr. Smith first identifies the date and number of Shares of the first purchase of Shares. Then Mr. Smith identifies the date and number of Shares of the first sale of Shares. The stock prices used in this example are purely illustrative and not based on the price of the Company’s Common Stock on any date.

Mr. Smith’s calculation looks like this:

	Date	Shares Acquired During Purchase Period	Applicable Sales	Amount of Loss Recognized	Balance of Rescission Offer Shares
Purchase 1	07/01/25	100 Shares (at $100 per share)	—	—	100
Purchase 2	08/15/25	25 Shares (at $90 per share)	—	—	125
Sale 1	09/20/25	—	50 Shares (at $90 per share)	50 Shares at $10 loss per share(1)	75
Sale 2	11/20/25	—	50 Shares (at $95 per share)	50 Shares at $5 loss per share(2)	25
Purchase 3	01/15/26	50 Shares (at $75 per share)	—	—	75
Sale 3	03/30/26	—	50 Shares (at $75 per share)	25 Shares at $15 loss per share; 25 Shares at $0 loss per share(3)	25

(1)	Shares sold on this date are matched against Shares purchased on 07/01/25.
(2)	Shares sold on this date are matched against Shares purchased on 07/01/25.
(3)	Shares sold on this date are matched first against Shares purchased on 08/15/25 and then against Shares purchased on 01/15/26.

Using the above calculations, Mr. Smith sold 125 Shares at a loss during the Purchase Period. Under the Rescission Offer, Mr. Smith is eligible to receive a cash amount equal to the amount of loss, plus interest for those Shares. In addition, using the above calculations, Mr. Smith continues to hold 25 Shares that were purchased during the Purchase Period on 01/15/26 for $75 per share. For these Shares, Mr. Smith is eligible to receive a cash amount equal to the amount he paid for such Shares, plus interest. However, Mr. Smith is not eligible to receive cash if the amount he paid for the Shares, plus interest, is less than the fair market value of the Shares on the Expiration Date, based on the closing price of a share of our Common Stock on the NYSE on the Expiration Date, as it would not be economically beneficial to him.

Another example of the FIFO determination based on a single contribution source is shown below, in this case assuming that Mr. Smith purchased some Shares prior to the Purchase Period. Let’s assume that Mr. Smith has the following transaction history:

Type	Date of transaction	Number of shares
Purchase 1 (prior to Purchase Period)	06/01/25	100
Purchase 2	08/15/25	25
Sale 1	09/20/25	50

As noted above, under FIFO, Mr. Smith first identifies the date and number of Shares of the first purchase of Shares. Then Mr. Smith identifies the date and number of Shares of the first sale of Shares.

Mr. Smith’s calculation in this scenario looks like this:

	Date	Shares Acquired During Purchase Period	Applicable Sales	Amount of Loss Recognized	Balance of Rescission Offer Shares
Purchase 1	06/01/25	100 Shares (at $100 per share)	—	—	0
Purchase 2	08/15/25	25 Shares (at $90 per share)	—	—	25
Sale 1	09/20/25	—	50 Shares (at $90 per share)(1)	—	25

(1)	Shares sold on this date are matched against Shares purchased on 06/01/25.

Using the above calculations, Mr. Smith sold 50 Shares during the Purchase Period, but he is deemed to have sold Shares acquired outside of the Purchase Period, which are not subject to this Rescission Offer. However, using the above calculations, Mr. Smith continues to hold 25 Shares that were purchased during the Purchase Period on 08/15/25 for $90 per share. For these Shares, Mr. Smith is eligible to receive a cash amount equal to the amount he paid for such Shares, plus interest as described herein. However, Mr. Smith is not eligible to receive cash if the amount he paid for those Shares, plus interest, is less than the fair market value of those Shares on the Expiration Date, based on the closing price of a share of our Common Stock on the NYSE on the Expiration Date, as it would not be economically beneficial to him.

FOR USE ONLY BY RESCISSION OFFER PARTICIPANTS

WHO HOLD SHARES OTHER THAN THROUGH THE PLAN

Broker Instruction Supplement

Relating to the General Dynamics Corporation 401(k) Plans

Rescission Offer Pursuant to the Prospectus Supplement Dated August 4, 2026

The Rescission Offer this Broker Instruction Supplement relates to is described in the accompanying prospectus supplement dated August 4, 2026 (the “Prospectus Supplement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus Supplement.

If you hold your Shares other than through Fidelity Management Trust Company (“Fidelity”), as the directed trustee of the General Dynamics Stock Fund through the General Dynamics Corporation 401(k) Plan 6.0 and the General Dynamics Corporation 401(k) Plan for Represented Employees, and wish to accept the Rescission Offer, you must instruct the bank or brokerage firm through which you hold your Shares to deliver your Shares to Computershare Trust Company, N.A. and Computershare Inc. (“Computershare”), the transfer agent for the Company. Your bank or brokerage firm may require you to complete this Broker Instruction Supplement or it may require you to complete an alternative form or take additional actions to provide your instructions.

This Broker Instruction Supplement is provided to you as a courtesy. If you want to deliver Shares to Computershare pursuant to the Rescission Offer, you do not need to use this form and you may communicate your instructions to your broker through a different method. However, we encourage you to read and follow the instructions in this Broker Instruction Supplement carefully, whether or not you use this form.

Regardless of whether you complete this Broker Instruction Supplement or an alternative form, you must provide the bank or brokerage firm with your unique offer identification number (“Unique Offer Identification Number”) which is printed in the upper portion of your address box on the front cover of this Rescission Offer Acceptance Form. You must instruct the bank, brokerage firm or other nominee to include your Unique Offer Identification Number in the free delivery transfer instructions it provides or causes to be provided to Computershare.

The Rescission Offer expires at 4:00 PM, Eastern time, on September 8, 2026 (the “Expiration Date”). The bank, brokerage firm or other nominee through which you hold your Shares must receive your instructions to deliver your Shares with sufficient time before the Expiration Date to process those instructions and ensure delivery of your Shares before the Expiration Date. Please contact the bank or brokerage firm through which you hold your Shares to confirm the deadline for receipt of this Broker Instruction Supplement or any alternative form so that your instructions may be processed in a timely manner.

Valid acceptance of the Rescission Offer requires the completion in good order of all required actions on your behalf prior to the Expiration Date, so you should allow sufficient time for the completion in good order of relevant procedures by the broker or bank through which your Shares are held prior to the Expiration Date. Any effort to accept the Rescission Offer in respect of Shares held other than through Fidelity will not be valid unless the relevant Shares are received before the Expiration Date and your Unique Offer Identification Number is included in the related free delivery.

Broker Instruction Supplement

Relating to the General Dynamics Corporation Rescission Offer

Pursuant to the Prospectus Supplement Dated August 4, 2026

Bank, Brokerage Firm or Other Nominee

Dear Bank, Broker or Other Nominee:

Please arrange for the free delivery transfer of the Shares described in the table below. These Shares are to be delivered from:

Account #       , in the name of

and credited to the following account:

Computershare Trust Company, N.A., as transfer agent for General Dynamics Corporation.

My “Unique Offer Identification Number” must be included in the free delivery transfer instructions.

Unique Offer Identification Number of Participant:

CUSIP	Amount of Shares to be Delivered

The Rescission Offer expires at 4:00 PM, Eastern time, on September 8, 2026. The Shares, along with the Unique Offer Identification Number, must be delivered by that date.

Thank you for your prompt attention to this matter.

Participant Signature:

Name (print):

Telephone number:

Form **W-9**
(Rev. March 2024)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only one of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . . ____

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ____

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ____

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X Form **W-9** (Rev. 3-2024)

Form W-9 (Rev. 3-2024) Page **2**

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid).
- Form 1099-DIV (dividends, including those from stocks or mutual funds).
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).
- Form 1099-NEC (nonemployee compensation).
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).
- Form 1099-S (proceeds from real estate transactions).
- Form 1099-K (merchant card and third-party network transactions).
- Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).
- Form 1099-C (canceled debt).
- Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

• **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

• **Sole proprietor.** Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or "doing business as" (DBA) name on line 2.

• **Partnership, C corporation, S corporation, or LLC, other than a disregarded entity.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

• **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

• **Disregarded entity.** In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner's name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation.
• Individual or • Sole proprietorship	Individual/sole proprietor.
• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.
• Partnership	Partnership.
• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) Page 4

2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form **W-8BEN**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.

▶ Go to *www.irs.gov/FormW8BEN* for instructions and the latest information.

▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if:	Instead, use Form:
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the United States (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (that is, a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner

2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**

City or town, state or province. Include postal code where appropriate.

Country

4 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)

6a Foreign tax identifying number (see instructions)

6b Check if FTIN not legally required ☐

7 Reference number(s) (see instructions)

8 Date of birth (MM-DD-YYYY) (see instructions)

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ____________________ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ____________ of the treaty identified on line 9 above to claim a ____ % rate of withholding on (specify type of income):

____

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ____________

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income or proceeds to which this form relates or am using this form to document myself for chapter 4 purposes;
- The person named on line 1 of this form is not a U.S. person;
- This form relates to:

  (a) income not effectively connected with the conduct of a trade or business in the United States;

  (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an applicable income tax treaty;

  (c) the partner's share of a partnership's effectively connected taxable income; or

  (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f);
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country; and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. **I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.**

Sign Here ▶ ☐ I certify that I have the capacity to sign for the person identified on line 1 of this form.

Signature of beneficial owner (or individual authorized to sign for beneficial owner)

Date (MM-DD-YYYY)

Print name of signer

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 10-2021)

For Form W-8BEN instructions, please visit *https://www.irs.gov/pub/irs-pdf/iw8ben.pdf* .

If you have any questions or need assistance, please contact:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

(Monday through Friday, 9:00 AM-9:00 PM, Eastern time)

Appendix B

RESCISSION OFFER WITHDRAWAL FORM — TEMPLATE

Note: This Form is to be completed only if you have previously completed and submitted a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer.

IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND SUBMITTED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT SUBMIT THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU NO LONGER WISH TO ACCEPT THE RESCISSION OFFER AND HAVE PREVIOUSLY COMPLETED AND SUBMITTED A RESCISSION OFFER ACCEPTANCE FORM, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE AND SUBMIT THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY COMPUTERSHARE TRUST COMPANY, N.A. AND COMPUTERSHARE INC. (“COMPUTERSHARE”) BY 4:00 PM, EASTERN TIME, ON SEPTEMBER 8, 2026 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT OF GENERAL DYNAMICS CORPORATION (THE “COMPANY,” “WE” OR “US”) DATED AUGUST 3, 2026 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus Supplement of the Company, pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of Company common stock, par value $1.00 per share (the “Common Stock”), by persons who acquired units of the General Dynamics Stock Fund (the “Stock Fund”) under the General Dynamics Corporation 401(k) Plan 6.0 (the “6.0 Plan”) and the General Dynamics Corporation 401(k) Plan for Represented Employees (the “Represented Employees Plan” and, together with the 6.0 Plan, collectively, the “Plans” and each individually a “Plan”) between July 1, 2025 and June 30, 2026 (the “Purchase Period” and such shares, the “Shares”).

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Shares that were acquired by the undersigned pursuant to a Plan during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

The undersigned further acknowledges that transfers out of the Common Stock related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 PM, Eastern time, on September 9, 2026, and is expected to end on or before the week of September 21, 2026, if the Rescission Offer is accepted. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting the GD Service Center at 1-888-GD-BENEFITS (1-888-432-3633), Monday through Friday, between the hours of 8:00 AM and 8:00 PM, Eastern time, or by logging on to your Plan account through the GD Benefits site (www.gdbenefits.com) or www.netbenefits.com.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Unique Offer Identification Number (located in the address box on the front of your Rescission Offer Acceptance Form)

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking or changing your previous acceptance of the Rescission Offer: If you have previously completed and submitted a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:

(A) Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, and Unique Offer Identification Number information above; and

(B) Submitting the Rescission Offer Withdrawal Form so that it is received by Computershare at or before 4:00 PM, Eastern time, on September 8, 2026 (the “Expiration Date”). You may submit your Rescission Offer Withdrawal Form on the website http://www.computersharecas.com/GeneralDynamics using the credentials emailed or mailed to your address on record.

If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you submit the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by Computershare by the deadline specified above. Delivery of the Rescission Offer Withdrawal Form will be deemed made only when actually submitted on the website http://www.computersharecas.com/GeneralDynamics. If delivery is by mail, we recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER, BUT NO LONGER WISH TO ACCEPT THE RESCISSION OFFER, COMPUTERSHARE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE, SEPTEMBER 8, 2026. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Shares. A waiver of any defect or irregularity with respect to the withdrawal of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Shares except to the extent we may otherwise so provide.

No broker or other nominee may submit any Rescission Offer Acceptance Form or Withdrawal Form on your behalf.

If we receive a Rescission Offer Withdrawal Form before the Expiration Date and you have previously delivered Shares to Computershare, Computershare will return the Shares to you as soon as practicable without any additional expense to you.

Questions: If you have questions about the Rescission Offer, you may call the information agent for the Rescission Offer, D.F. King & Co., Inc., Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time, using the following information:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Local: (646) 989-7983

Toll-Free: (800) 370-1749

E-mail: generaldynamics@dfking.com

Appendix C

General Dynamics Corporation 401(k) Plan for Represented Employees (the “Plan”) Notice of Qualified Default Investment Alternative

The Target Retirement Fund is the Plan’s designated default investment option. Fund descriptions are provided below.

As a participant (or beneficiary) in the Plan, you are responsible for directing your Plan account monies among the available investment options under the Plan. The Plan makes available a number of investment options in which you can invest your Plan account.

You have the right under the Plan to direct the investment of your existing balances, which includes contributions and any earnings on those contributions, and your future contributions (and any Company contributions such as matching contributions) to any of the Plan’s available investment options. In the event that you have not made an investment election for such contributions, you will be deemed to have elected to have such contributions invested in the Plan’s designated default investment option, the Target Retirement Fund. If your contributions are initially invested in the designated default investment option, you have the right to transfer out of the designated default investment option or elect that your future contributions be invested in any combination of the investment options available under the Plan.

The Plan has an “automatic enrollment” feature that helps employees (typically new hires) begin their Plan participation. Such eligible participants who do not enroll themselves in the Plan are automatically enrolled, unless they elect not to participate pursuant to the Plan’s “opt-out process.” If you are automatically enrolled, before-tax contributions are made on your behalf to the Plan at a rate of 3% of your eligible compensation and have been, or will be, invested in the Plan’s designated default investment option. You have the right to change your contribution percentage, as well as to elect to discontinue contributions to the Plan altogether.

Additionally, if you transferred to this Plan from another General Dynamics 401(k) plan, your contributions to the Plan after the transfer may be invested in the designated default investment option. If that is the case, you have the right to elect that your future contributions be invested in any combination of the investment options available under the Plan.

The applicable Target Retirement Fund used as the Plan’s designated default investment option for you is based on your date of birth. Please use the chart below to determine which Target Retirement Fund would be your designated default investment option based on your date of birth at Fidelity Investments®.

Date of Birth	Default Fund Name	Assumed Retirement Date Range	Gross Expense Ratio
1962 and before or missing/ invalid date of birth	Retirement Income & Growth Fund	2027 and before	0.04%
1963 – 1967	Target Retirement 2030 Fund	2028 – 2032	0.04%
1968 – 1972	Target Retirement 2035 Fund	2033 – 2037	0.04%
1973 – 1977	Target Retirement 2040 Fund	2038 – 2042	0.04%
1978 – 1982	Target Retirement 2045 Fund	2043 – 2047	0.04%
1983 – 1987	Target Retirement 2050 Fund	2048 – 2052	0.04%
1988 – 1992	Target Retirement 2055 Fund	2053 – 2057	0.04%
1993 – 1997	Target Retirement 2060 Fund	2058 – 2062	0.04%
1998 – 2002	Target Retirement 2065 Fund	2063 – 2067	0.04%
2003 and later	Target Retirement 2070 Fund	2068 and later	0.04%

Gross	Expense Ratios as of July 29, 2026, and are subject to change.
Date	of birth ranges were selected by your Plan fiduciary.

To obtain information about other Plan investment options, please log on to www.gdbenefits.com or call 1-888-GD-BENEFITS (1-888-432-3633) to speak to a representative. You may also make changes to your investment elections for future contributions and/or exchange all or a portion of your existing balance into other options available under the Plan using www.gdbenefits.com or by phone. We encourage you to review your investment mix and deferral percentage and update as appropriate.

***

Please note: In the event of any discrepancy between the information in this notice and the legal plan documents that govern the Plan, the legal plan documents (as interpreted by the plan administrator) will control in all cases. As always, General Dynamics Corporation (the “Company”) reserves the right to amend, change, or terminate the Plan at any time in its sole discretion.

Nothing in this notice should be construed as investment advice from the Company and the committees, directors, officers, employees, and agents of the Company. You may want to consult with a qualified financial and/or tax advisor regarding your investment decisions under the Plan. You should not construe the contents of this notice or any prior or subsequent communications, whether written or oral, as investment, tax or legal advice. The Company and the committees, directors, officers, employees, and agents of the Company are not permitted to provide you with individualized investment, tax or legal advice. The Company and the committees, directors, officers, employees, and agents of the Company do not guarantee the performance of any investment options under the Plan and have no obligation to compensate any participant (or beneficiary) for any investment losses that may occur to a participant’s Plan account (or beneficiary’s Plan account).

***

Retirement Income & Growth Fund

Objective: Retirement Income & Growth Fund seeks to provide current income and capital appreciation.

Strategy: The trust invests in other Vanguard mutual funds and trusts according to an asset allocation strategy designed for investors currently in retirement. The underlying holdings are: Vanguard Total Stock Market Index Fund, Vanguard Total Bond Market II Index Fund, Vanguard Institutional Total International Stock Market Index Trust II, Vanguard Total International Bond II Index Fund, and Vanguard Short-Term Inflation-Protected Securities Fund.

The trust’s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; inflation-protected public obligations issued by the U.S. Treasury; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar (but hedged by Vanguard to minimize foreign currency exposure). The trust’s indirect stock holdings are a diversified mix of U.S. and foreign large-, mid-, and small-capitalization stocks.

Risk: The fund is subject to the volatility of the financial markets, including that of equity and fixed income investments. Fixed income investments carry issuer default and credit risk, inflation risk, and interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Principal invested is not guaranteed at any time, including at or after retirement. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option intended for people in or very near retirement and who is willing to accept the volatility of diversified investments in the market; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The investment option is a managed separate account. It is managed by Vanguard. This description is only intended to provide a brief overview of the fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2030 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2030. The Fund will be the default investment option for participants that were born during the years 1963 through 1967 and have not provided (or been deemed to have elected) other investment instructions. Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2030 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2028 through 2032. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2030, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2030 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2030 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide both a reasonable level of income and long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2035 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2035. The Fund will be the default investment option for participants that were born during the years 1968 through 1972 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2035 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2033 through 2037. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2035, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2035 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2035 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2040 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2040. The Fund will be the default investment option for participants that were born during the years 1973 through 1977 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes.

The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2040 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2038 through 2042. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2040, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2040 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2040 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2045 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2045. The Fund will be the default investment option for participants that were born during the years 1978 through 1982 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2045 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2043 through 2047. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2045, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2045 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2045 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2050 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2050. The Fund will be the default investment option for participants that were born during the years 1983 through 1987 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2050 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2048 through 2052. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2050, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2050 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2050 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2055 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2055.

The Fund will be the default investment option for participants that were born during the years 1988 through 1992 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2055 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2053 through 2057. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2055, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2055 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2055 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2060 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2060. The Fund will be the default investment option for participants that were born during the years 1993 through 1997 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2060 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2058 through 2062. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2060, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2060 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics

Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2060 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2065 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2065. The Fund will be the default investment option for participants that were born during the years 1998 through 2002 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2065 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2063 through 2066. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S.

stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2065, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2065 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money. The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2065 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2070 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2070. The Fund will be the default investment option for participants that were born during the years 2003 through 2007 (also 2008 or later) and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund which seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds and trusts: Total Stock Market Index Fund, Total Bond Market II Index Fund, Institutional Total International Stock Market Index Trust II, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds and trusts produces a portfolio that is diversified by asset class and holdings.

Vanguard Target Retirement 2070 Trust is one of a series of Vanguard life-cycle trusts that use a targeted maturity approach as a simplified way to meet investors’ different objectives, time horizons, and changing risk tolerances. As your retirement date approaches, the trust’s allocation will grow more conservative and will begin to invest in the Vanguard Short-Term Inflation-Protected Securities Index Fund to provide a hedge against inflation while dampening the overall volatility of the portfolio. In this regard, the trust diversifies both stock and conventional bond exposure.

In 2070, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2070 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money. The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2070 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

In the event of a discrepancy between this notice and the legal plan document of the Plan, the legal plan document (as interpreted by the plan administrator) will govern.

An investment option’s expense information is the total annual operating expenses (before waivers or reimbursements) paid by the investment option and stated as a percentage of the investment options’ total net assets. The investment option’s expense information has been provided by the Plan sponsor, the investment manager, or the trustee, each of whom may use their own calculation methodology to reflect the expense information. When no expense information is shown for an option, it is because none was available; there may be fee and expenses associated with the option. Expense information changes periodically. Please consult NetBenefits.com for updates.

The Plan is intended to be a participant-directed plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are ordinarily relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a Plan participant or beneficiary. No income or return on any investment fund is guaranteed and you assume the risk of any losses in each investment fund. There is no assurance that future results will be similar to past performance.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

1031713.4.2

General Dynamics Corporation 401(k) Plan for Represented Employees (the “Plan”) Notice of Qualified Default Investment Alternative

The Target Retirement Fund is the Plan’s designated default investment option. Fund descriptions are provided below.

As a participant (or beneficiary) in the Plan, you are responsible for directing your Plan account monies among the available investment options under the Plan. The Plan makes available a number of investment options in which you can invest your Plan account.

You have the right under the Plan to direct the investment of your existing balances, which includes contributions and any earnings on those contributions, and your future contributions (and any Company contributions such as matching contributions) to any of the Plan’s available investment options. In the event that you have not made an investment election for such contributions, you will be deemed to have elected to have such contributions invested in the Plan’s designated default investment option, the Target Retirement Fund. If your contributions are initially invested in the designated default investment option, you have the right to transfer out of the designated default investment option or elect that your future contributions be invested in any combination of the investment options available under the Plan.

The Plan has an “automatic enrollment” feature that helps employees (typically new hires) begin their Plan participation. Such eligible participants who do not enroll themselves in the Plan are automatically enrolled, unless they elect not to participate pursuant to the Plan’s “opt-out process.” If you are automatically enrolled, before-tax contributions are made on your behalf to the Plan at a rate of 5% of your eligible compensation and have been, or will be, invested in the Plan’s designated default investment option. You have the right to change your contribution percentage, as well as to elect to discontinue contributions to the Plan altogether.

Additionally, if you transferred to this Plan from another General Dynamics 401(k) plan, your contributions to the Plan after the transfer may be invested in the designated default investment option. If that is the case, you have the right to elect that your future contributions be invested in any combination of the investment options available under the Plan.

The applicable Target Retirement Fund used as the Plan’s designated default investment option for you is based on your date of birth. Please use the chart below to determine which Target Retirement Fund would be your designated default investment option based on your date of birth at Fidelity Investments®.

Date of Birth	Default Fund Name	Assumed Retirement Date Range	Gross Expense Ratio
1962 and before or missing/invalid date of birth	Retirement Income & Growth Fund	2027 and before	0.04%
1963 – 1967	Target Retirement 2030 Fund	2028 – 2032	0.04%
1968 – 1972	Target Retirement 2035 Fund	2033 – 2037	0.04%
1973 – 1977	Target Retirement 2040 Fund	2038 – 2042	0.04%
1978 – 1982	Target Retirement 2045 Fund	2043 – 2047	0.04%
1983 – 1987	Target Retirement 2050 Fund	2048 – 2052	0.04%
1988 – 1992	Target Retirement 2055 Fund	2053 – 2057	0.04%
1993 – 1997	Target Retirement 2060 Fund	2058 – 2062	0.04%
1998 – 2002	Target Retirement 2065 Fund	2063 – 2067	0.04%
2003 and later	Target Retirement 2070 Fund	2068 and later	0.04%

Gross	Expense Ratios as of July 29, 2026, and are subject to change.
Date	of birth ranges were selected by your Plan fiduciary.

To obtain information about other Plan investment options, please log on to www.gdbenefits.com or call 1-888-GD-BENEFITS (1-888-432-3633) to speak to a representative. You may also make changes to your investment elections for future contributions and/or exchange all or a portion of your existing balance into other options available under the Plan using www.gdbenefits.com or by phone. We encourage you to review your investment mix and deferral percentage and update as appropriate.

***

Please note: In the event of any discrepancy between the information in this notice and the legal plan documents that govern the Plan, the legal plan documents (as interpreted by the plan administrator) will control in all cases. As always, General Dynamics Corporation (the “Company”) reserves the right to amend, change, or terminate the Plan at any time in its sole discretion.

Nothing in this notice should be construed as investment advice from the Company and the committees, directors, officers, employees, and agents of the Company. You may want to consult with a qualified financial and/or tax advisor regarding your investment decisions under the Plan. You should not construe the contents of this notice or any prior or subsequent communications, whether written or oral, as investment, tax or legal advice. The Company and the committees, directors, officers, employees, and agents of the Company are not permitted to provide you with individualized investment, tax or legal advice. The Company and the committees, directors, officers, employees, and agents of the Company do not guarantee the performance of any investment options under the Plan and have no obligation to compensate any participant (or beneficiary) for any investment losses that may occur to a participant’s Plan account (or beneficiary’s Plan account).

***

Retirement Income & Growth Fund

Objective: Retirement Income & Growth Fund seeks to provide current income and capital appreciation.

Strategy: The trust invests in other Vanguard mutual funds and trusts according to an asset allocation strategy designed for investors currently in retirement. The underlying holdings are: Vanguard Total Stock Market Index Fund, Vanguard Total Bond Market II Index Fund, Vanguard Institutional Total International Stock Market Index Trust II, Vanguard Total International Bond II Index Fund, and Vanguard Short-Term Inflation-Protected Securities Fund.

The trust’s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; inflation-protected public obligations issued by the U.S. Treasury; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar (but hedged by Vanguard to minimize foreign currency exposure). The trust’s indirect stock holdings are a diversified mix of U.S. and foreign large-, mid-, and small-capitalization stocks.

Risk: The fund is subject to the volatility of the financial markets, including that of equity and fixed income investments. Fixed income investments carry issuer default and credit risk, inflation risk, and interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Principal invested is not guaranteed at any time, including at or after retirement. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option intended for people in or very near retirement and who is willing to accept the volatility of diversified investments in the market; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The investment option is a managed separate account. It is managed by Vanguard. This description is only intended to provide a brief overview of the fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2030 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2030. The Fund will be the default investment option for participants that were born during the years 1963 through 1967 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2030 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2028 through 2032. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2030, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2030 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2030 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide both a reasonable level of income and long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2035 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2035. The Fund will be the default investment option for participants that were born during the years 1968 through 1972 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2035 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2033 through 2037. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2035, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2035 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2035 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2040 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2040. The Fund will be the default investment option for participants that were born during the years 1973 through 1977 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2040 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2038 through 2042. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2040, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2040 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2040 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2045 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2045. The Fund will be the default investment option for participants that were born during the years 1978 through 1982 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2045 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2043 through 2047. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2045, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2045 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2045 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2050 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2050. The Fund will be the default investment option for participants that were born during the years 1983 through 1987 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2050 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of

2048 through 2052. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2050, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2050 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2050 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2055 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2055. The Fund will be the default investment option for participants that were born during the years 1988 through 1992 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2055 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2053 through 2057. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2055, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2055 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2055 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2060 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2060. The Fund will be the default investment option for participants that were born during the years 1993 through 1997 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2060 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2058 through 2062. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2060, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2060 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2060 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2065 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2065. The Fund will be the default investment option for participants that were born during the years 1998 through 2002 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2065 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2063 through 2066. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2065, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2065 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money. The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2065 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2070 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2070. The Fund will be the default investment option for participants that were born during the years 2003 through 2007 (also 2008 or later) and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund which seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds and trusts: Total Stock Market Index Fund, Total Bond Market II Index Fund, Institutional Total International Stock Market Index Trust II, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds and trusts produces a portfolio that is diversified by asset class and holdings.

Vanguard Target Retirement 2070 Trust is one of a series of Vanguard life-cycle trusts that use a targeted maturity approach as a simplified way to meet investors’ different objectives, time horizons, and changing risk tolerances. As your retirement date approaches, the trust’s allocation will grow more conservative and will begin to invest in the Vanguard Short-Term Inflation-Protected Securities Index Fund to provide a hedge against inflation while dampening the overall volatility of the portfolio. In this regard, the trust diversifies both stock and conventional bond exposure.

In 2070, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2070 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money. The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2070 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

In the event of a discrepancy between this notice and the legal plan document of the Plan, the legal plan document (as interpreted by the plan administrator) will govern.

An investment option’s expense information is the total annual operating expenses (before waivers or reimbursements) paid by the investment option and stated as a percentage of the investment options’ total net assets. The investment option’s expense information has been provided by the Plan sponsor, the investment manager, or the trustee, each of whom may use their own calculation methodology to reflect the expense information. When no expense information is shown for an option, it is because none was available; there may be fee and expenses associated with the option. Expense information changes periodically. Please consult NetBenefits.com for updates.

The Plan is intended to be a participant-directed plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are ordinarily relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a Plan participant or beneficiary. No income or return on any investment fund is guaranteed and you assume the risk of any losses in each investment fund. There is no assurance that future results will be similar to past performance.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917 1031713.4.1

General Dynamics Corporation 401(k) Plan for Represented Employees (the “Plan”) Notice of Qualified Default Investment Alternative

The Target Retirement Fund is the Plan’s designated default investment option. Fund descriptions are provided below.

As a participant (or beneficiary) in the Plan, you are responsible for directing your Plan account monies among the available investment options under the Plan. The Plan makes available a number of investment options in which you can invest your Plan account.

You have the right under the Plan to direct the investment of your existing balances, which includes contributions and any earnings on those contributions, and your future contributions (and any Company contributions such as matching contributions) to any of the Plan’s available investment options. In the event that you have not made an investment election for such contributions, you will be deemed to have elected to have such contributions invested in the Plan’s designated default investment option, the Target Retirement Fund. If your contributions are initially invested in the designated default investment option, you have the right to transfer out of the designated default investment option or elect that your future contributions be invested in any combination of the investment options available under the Plan.

The Plan has an “automatic enrollment” feature that helps employees (typically new hires) begin their Plan participation. Such eligible participants who do not enroll themselves in the Plan are automatically enrolled, unless they elect not to participate pursuant to the Plan’s “opt-out process.” If you are automatically enrolled, before-tax contributions are made on your behalf to the Plan at a rate of 6% of your eligible compensation and have been, or will be, invested in the Plan’s designated default investment option. You have the right to change your contribution percentage, as well as to elect to discontinue contributions to the Plan altogether.

Additionally, if you transferred to this Plan from another General Dynamics 401(k) plan, your contributions to the Plan after the transfer may be invested in the designated default investment option. If that is the case, you have the right to elect that your future contributions be invested in any combination of the investment options available under the Plan.

The applicable Target Retirement Fund used as the Plan’s designated default investment option for you is based on your date of birth. Please use the chart below to determine which Target Retirement Fund would be your designated default investment option based on your date of birth at Fidelity Investments®.

Date of Birth	Default Fund Name	Assumed Retirement Date Range	Gross Expense Ratio
1962 and before or missing/invalid date of birth	Retirement Income & Growth Fund	2027 and before	0.04%
1963 – 1967	Target Retirement 2030 Fund	2028 – 2032	0.04%
1968 – 1972	Target Retirement 2035 Fund	2033 – 2037	0.04%
1973 – 1977	Target Retirement 2040 Fund	2038 – 2042	0.04%
1978 – 1982	Target Retirement 2045 Fund	2043 – 2047	0.04%
1983 – 1987	Target Retirement 2050 Fund	2048 – 2052	0.04%
1988 – 1992	Target Retirement 2055 Fund	2053 – 2057	0.04%
1993 – 1997	Target Retirement 2060 Fund	2058 – 2062	0.04%
1998 – 2002	Target Retirement 2065 Fund	2063 – 2067	0.04%
2003 and later	Target Retirement 2070 Fund	2068 and later	0.04%

Gross Expense Ratios as of July 29, 2026, and are subject to change.

Date of birth ranges were selected by your Plan fiduciary.

To obtain information about other Plan investment options, please log on to www.gdbenefits.com or call 1-888-GD-BENEFITS (1-888-432-3633) to speak to a representative. You may also make changes to your investment elections for future contributions and/or exchange all or a portion of your existing balance into other options available under the Plan using www.gdbenefits.com or by phone. We encourage you to review your investment mix and deferral percentage and update as appropriate.

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Please note: In the event of any discrepancy between the information in this notice and the legal plan documents that govern the Plan, the legal plan documents (as interpreted by the plan administrator) will control in all cases. As always, General Dynamics Corporation (the “Company”) reserves the right to amend, change, or terminate the Plan at any time in its sole discretion.

Nothing in this notice should be construed as investment advice from the Company and the committees, directors, officers, employees, and agents of the Company. You may want to consult with a qualified financial and/or tax advisor regarding your investment decisions under the Plan. You should not construe the contents of this notice or any prior or subsequent communications, whether written or oral, as investment, tax or legal advice. The Company and the committees, directors, officers, employees, and agents of the Company are not permitted to provide you with individualized investment, tax or legal advice. The Company and the committees, directors, officers, employees, and agents of the Company do not guarantee the performance of any investment options under the Plan and have no obligation to compensate any participant (or beneficiary) for any investment losses that may occur to a participant’s Plan account (or beneficiary’s Plan account).

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Retirement Income & Growth Fund

Objective: Retirement Income & Growth Fund seeks to provide current income and capital appreciation.

Strategy: The trust invests in other Vanguard mutual funds and trusts according to an asset allocation strategy designed for investors currently in retirement. The underlying holdings are: Vanguard Total Stock Market Index Fund, Vanguard Total Bond Market II Index Fund, Vanguard Institutional Total International Stock Market Index Trust II, Vanguard Total International Bond II Index Fund, and Vanguard Short-Term Inflation-Protected Securities Fund.

The trust’s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; inflation-protected public obligations issued by the U.S. Treasury; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar (but hedged by Vanguard to minimize foreign currency exposure). The trust’s indirect stock holdings are a diversified mix of U.S. and foreign large-, mid-, and small-capitalization stocks.

Risk: The fund is subject to the volatility of the financial markets, including that of equity and fixed income investments. Fixed income investments carry issuer default and credit risk, inflation risk, and interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Principal invested is not guaranteed at any time, including at or after retirement. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option intended for people in or very near retirement and who is willing to accept the volatility of diversified investments in the market; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The investment option is a managed separate account. It is managed by Vanguard. This description is only intended to provide a brief overview of the fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2030 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2030. The Fund will be the default investment option for participants that were born during the years 1963 through 1967 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2030 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2028 through 2032. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2030, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2030 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2030 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide both a reasonable level of income and long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2035 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2035. The Fund will be the default investment option for participants that were born during the years 1968 through 1972 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2035 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2033 through 2037. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2035, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2035 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2035 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2040 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2040. The Fund will be the default investment option for participants that were born during the years 1973 through 1977 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2040 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2038 through 2042. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2040, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2040 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2040 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2045 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2045. The Fund will be the default investment option for participants that were born during the years 1978 through 1982 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2045 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2043 through 2047. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2045, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2045 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2045 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2050 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2050. The Fund will be the default investment option for participants that were born during the years 1983 through 1987 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2050 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of

2048 through 2052. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2050, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2050 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2050 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2055 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2055. The Fund will be the default investment option for participants that were born during the years 1988 through 1992 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2055 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2053 through 2057. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2055, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2055 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2055 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2060 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2060. The Fund will be the default investment option for participants that were born during the years 1993 through 1997 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2060 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2058 through 2062. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2060, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2060 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks and bonds in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2060 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2065 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2065. The Fund will be the default investment option for participants that were born during the years 1998 through 2002 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2065 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2063 through 2066. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2065, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2065 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money. The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2065 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2070 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2070. The Fund will be the default investment option for participants that were born during the years 2003 through 2007 (also 2008 or later) and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund which seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds and trusts: Total Stock Market Index Fund, Total Bond Market II Index Fund, Institutional Total International Stock Market Index Trust II, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds and trusts produces a portfolio that is diversified by asset class and holdings.

Vanguard Target Retirement 2070 Trust is one of a series of Vanguard life-cycle trusts that use a targeted maturity approach as a simplified way to meet investors’ different objectives, time horizons, and changing risk tolerances. As your retirement date approaches, the trust’s allocation will grow more conservative and will begin to invest in the Vanguard Short-Term Inflation-Protected Securities Index Fund to provide a hedge against inflation while dampening the overall volatility of the portfolio. In this regard, the trust diversifies both stock and conventional bond exposure.

In 2070, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2070 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests.

Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money. An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money. The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short-term redemption fee: None

Who may want to invest: Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets; Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

The Fund invests in the Vanguard Target Retirement 2070 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

In the event of a discrepancy between this notice and the legal plan document of the Plan, the legal plan document (as interpreted by the plan administrator) will govern.

An investment option’s expense information is the total annual operating expenses (before waivers or reimbursements) paid by the investment option and stated as a percentage of the investment options’ total net assets. The investment option’s expense information has been provided by the Plan sponsor, the investment manager, or the trustee, each of whom may use their own calculation methodology to reflect the expense information. When no expense information is shown for an option, it is because none was available; there may be fee and expenses associated with the option. Expense information changes periodically. Please consult NetBenefits.com for updates.

The Plan is intended to be a participant-directed plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are ordinarily relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a Plan participant or beneficiary. No income or return on any investment fund is guaranteed and you assume the risk of any losses in each investment fund. There is no assurance that future results will be similar to past performance.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

1031713.4.0

Required Disclosure Information

General Dynamics Corporation 401(k) Plan 6.0

IMPORTANT PLAN AND INVESTMENT-RELATED INFORMATION

What’s Inside

QUALIFIED DEFAULT INVESTMENT ALTERNATIVE NOTICE AND ANNUAL AUTOMATIC FEATURE(S) NOTICE	C-47

Learn where your money will be invested if you do not provide investment direction, including

•	Objective, strategy and risk information about the Plan’s designated default investment option

•	Fee and expense information

Learn more about the Plan’s Automatic Feature(s)

•	Automatic Enrollment

PARTICIPANT DISCLOSURE NOTICE	C-62

SECTION 1:

Helping You Manage Your Plan Account

•	Accessing your Plan account statement

•	Your communication preferences

SECTION 2:

Certain Plan Information for You to Review

•	Understand the right to direct investments in the Plan

•	Learn about restrictions applicable under the Plan

•	Review the types of Plan administrative and individual fees and expenses that may be deducted from your account

SECTION 3:

Evaluating the Plan’s Investment Options

•	Review information about the Plan’s investment options, including historical or stated rates of return, fees and expenses, and restrictions across the available investment options

Produced on July 27, 2026.

The Plan Administrator has directed Fidelity Investments® (“Fidelity”), a Plan service provider, to collect, consolidate, and provide you with this Required Disclosure Information, which consists of these separate and distinct regulatory notices as required by federal law because you are/will be eligible to participate or have a balance in the General Dynamics Corporation 401(k) Plan 6.0 (the “Plan”) and have the right to direct investments.

•	Information about managing your Plan account

•	Certain Plan information, including an explanation of the right to direct investments, any Plan restrictions, and a description of the types of fees and expenses associated with a Plan account

•	Various details about the Plan’s investment options, which may include historical rates of return, benchmark information, expense ratios, and other fees and restrictions that may be imposed

•	Qualified Default Investment Alternative Notice and Annual Automatic Feature(s) Notice

•	Participant Disclosure Notice

Please review these materials carefully. Please keep this information in mind when managing or monitoring any account you may have in the Plan. For more information about participating in the Plan, or if you already have an account with Fidelity in the General Dynamics Corporation 401(k) Plan 6.0 and would like to make any changes, please access the NetBenefits® mobile app or log on to www.gdbenefits.com.

Note: If this is your first time logging on to www.gdbenefits.com, you will need to register and set up a username and password to access your account. If you already have a username and password for a Fidelity site (including NetBenefits® from a previous employer), you do not need to register again.

Qualified Default Investment Alternative Notice and Annual Automatic Feature(s) Notice

This notice is to inform you that any contributions for which you have the right to provide investment direction, but have not done so, will be invested in the Plan’s designated default investment option, unless and until you direct otherwise. Provided below is a description of the Plan’s designated default investment option(s), as well as certain applicable fee information. Additional fee information is available within the Participant Fee Disclosure document.

In addition, the following will or has taken place subject to the following provisions.

•

If you are newly eligible to participate and do not elect otherwise, you will be automatically enrolled in the Plan, and 6.00% of eligible compensation will be deducted from your pay and invested on a pre-tax basis in the Plan’s designated default investment option as described above. If you were previously automatically enrolled in the Plan, you can obtain your current contribution rate information online at https://nb.fidelity.com/public/nb/default/home?option=Deductions or by calling Fidelity® at the toll-free number provided below or logging on to NetBenefits® and selecting “Contributions” and selecting “Contribution Amount”. You have the right to change your contribution percentage (i.e., percentage of eligible salary contributed to your retirement account) and investment election, subject to Plan provisions, as well as elect to discontinue contributions to the Plan altogether. We encourage you to review your contribution rate and investment election and update as appropriate.

If you are satisfied with your current investment election(s), no action is required on your part. You always retain the right under the Plan to direct the investment of your existing balances, which includes contributions and any earnings on those contributions, and your future contributions to any of the Plan’s available investment options. In the event that you have not made an investment election and the Plan Sponsor has not provided direction for a given contribution, it will be invested in the Plan’s default investment option as described below. If your contributions are invested in the default investment option, you have the right to transfer out of this option to another investment option available in the Plan.

To obtain information about your Plan, including your contribution percentage, your current investment options and information (including objective, strategy, risk, performance and expense information) on other Plan investment options available to you, please access the NetBenefits® mobile app, log on to NetBenefits® at www.gdbenefits.com or call 888-432-3633 to speak to a representative. If you are a rehire, you should contact Fidelity® to confirm if you already have investment direction on file.

Plan’s Current Designated Default Investment Option

The Target Date Fund used as the Plan’s designated default investment option is based on the assumption that the participant will retire at age 65. Please use the chart below, decided by your Plan Sponsor, to determine in which Target Date Fund your future contributions will be directed, based on your date of birth on the Fidelity recordkeeping system.

Your Birth Date	Fund Name	Expense Information
Before 12/31/1962	Retirement Income & Growth Fund	0.040%
1/1/1963 – 12/31/1967	Target Retirement 2030 Fund	0.040%
1/1/1968 – 12/31/1972	Target Retirement 2035 Fund	0.040%
1/1/1973 – 12/31/1977	Target Retirement 2040 Fund	0.040%
1/1/1978 – 12/31/1982	Target Retirement 2045 Fund	0.040%
1/1/1983 – 12/31/1987	Target Retirement 2050 Fund	0.040%
1/1/1988 – 12/31/1992	Target Retirement 2055 Fund	0.040%
1/1/1993 – 12/31/1997	Target Retirement 2060 Fund	0.040%
1/1/1998 – 12/31/2002	Target Retirement 2065 Fund	0.040%
1/1/2003 or after	Target Retirement 2070 Fund	0.040%

Reflects data recordkept as of July 27, 2026

Retirement Income & Growth Fund

Objective: Retirement Income & Growth Fund seeks to provide current income and capital appreciation.

Strategy: The trust invests in other Vanguard mutual funds and trusts according to an asset allocation strategy designed for investors currently in retirement. The underlying holdings are: Vanguard Total Stock Market Index Fund, Vanguard Total Bond Market II Index Fund, Vanguard Institutional Total International Stock Market Index Trust II, Vanguard Total International Bond II Index Fund, and Vanguard Short-Term Inflation-Protected Securities Fund.

The trust’s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; inflation-protected public obligations issued by the U.S. Treasury; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar (but hedged by Vanguard to minimize foreign currency exposure). The trust’s indirect stock holdings are a diversified mix of U.S. and foreign large-, mid-, and small-capitalization stocks.

Risk: The fund is subject to the volatility of the financial markets, including that of equity and fixed income investments. Fixed income investments carry issuer default and credit risk, inflation risk, and interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Principal invested is not guaranteed at any time, including at or after retirement. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short term trading fees: None

Footnotes:

The investment option is a managed separate account. It is managed by Vanguard. This description is only intended to provide a brief overview of the fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2030 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2030. The Fund will be the default investment option for participants that were born during the years 1963 through 1967 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2030 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2028 through 2032. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2030, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2030 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests. Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money.

An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2030 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide both a reasonable level of income and long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2035 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2035.

The Fund will be the default investment option for participants that were born during the years 1968 through 1972 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2035 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2033 through 2037. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2035, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2035 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests. Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money.

An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2035 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2040 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2040. The Fund will be the default investment option for participants that were born during the years 1973 through 1977 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2040 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2038 through 2042. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2040, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2040 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Same description as Target Retirement 2035 Fund

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2040 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2045 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2045. The Fund will be the default investment option for participants that were born during the years 1978 through 1982 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2045 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2043 through 2047. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2045, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2045 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Same description as Target Retirement 2030 Fund

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2045 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2050 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2050. The Fund will be the default investment option for participants that were born during the years 1983 through 1987 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2050 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2048 through 2052. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2050, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2050 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Same description as Target Retirement 2030 Fund

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2050 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2055 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2055.

The Fund will be the default investment option for participants that were born during the years 1988 through 1992 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a more conservative asset allocation mix than the target date funds offered under the Plan with later target retirement dates, but a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2055 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2053 through 2057. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2055, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2055 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Same description as Target Retirement 2030 Fund

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2055 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2060 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2060. The Fund will be the default investment option for participants that were born during the years 1993 through 1997 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2060 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2058 through 2062. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2060, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2060 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Same description as Target Retirement 2030 Fund

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2060 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2065 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2065. The Fund will be the default investment option for participants that were born during the years 1998 through 2002 and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund, which is a fund designed to prospectively provide varying degrees of long-term appreciation and capital preservation based on a target retirement date through a mix of asset classes. The mix changes over time to become less focused on growth and more focused on income. This Fund generally should have a less conservative asset allocation mix than that of the target date funds offered under the Plan with earlier target retirement dates.

Through a collective-trust vehicle (the Vanguard Target Retirement 2065 Trust), the Fund invests in Vanguard® mutual funds using an asset allocation strategy designed for investors who will reach age 65 during the years of 2063 through 2066. Those mutual funds are: Vanguard Total Stock Market Index Fund, Vanguard Total International Stock Index Fund, and Vanguard Total Bond Market II Index Fund. The Fund’s indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Its indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as mortgage-backed securities, all with maturities of more than 1 year.

In 2065, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2065 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests. Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money.

An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2065 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Target Retirement 2070 Fund

Objective: The Fund seeks to provide capital appreciation and current income consistent with its current asset allocation. The Fund is primarily designed for investors with expected retirement dates around the year 2070. The Fund will be the default investment option for participants that were born during the years 2003 through 2007 (also 2008 or later) and have not provided (or been deemed to have elected) other investment instructions.

Strategy: The Fund is a “target date” fund which seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds and trusts: Total Stock Market Index Fund, Total Bond Market II Index Fund, Institutional Total International Stock Market Index Trust II, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds and trusts produces a portfolio that is diversified by asset class and holdings.

Vanguard Target Retirement 2070 Trust is one of a series of Vanguard life-cycle trusts that use a targeted maturity approach as a simplified way to meet investors’ different objectives, time horizons, and changing risk tolerances. As your retirement date approaches, the trust’s allocation will grow more conservative and will begin to invest in the Vanguard Short-Term Inflation-Protected Securities Index Fund to provide a hedge against inflation while dampening the overall volatility of the portfolio. In this regard, the trust diversifies both stock and conventional bond exposure.

In 2070, the Fund’s asset allocation should resemble that of the Target Retirement Income & Growth Fund. The year in the Fund name refers to the approximate year 2070 when an investor in the Fund would retire and leave the work force. The Fund will gradually shift its emphasis from more aggressive investments to more conservative ones based on its target date.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The expected investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. The Fund is also subject to asset allocation risk, which is the chance that the selection of underlying funds and the allocation of fund assets will cause the fund to underperform other funds with a similar investment objective. Furthermore, the Fund is subject to the risks of the underlying funds in which it invests. Investment in the Fund is not guaranteed at any time including at or after their target dates - your investment could lose money.

An investment in the Fund is not a bank deposit, is not guaranteed by General Dynamics Corporation or Vanguard Fiduciary Trust Company, or any of their affiliates, and is not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. government. Your investment in this Fund may lose money.

The Fund’s overall level of risk may be higher than those funds that invest mostly in bonds, but lower than those investing mostly in stocks. As the Fund’s allocation between underlying funds gradually changes, the Fund’s overall level of risk also will decline. While investments in stocks typically offer greater long-term growth potential than bond funds, they may also experience greater short-term changes in principal value.

Short term trading fees: None

Footnotes:

The Fund invests in the Vanguard Target Retirement 2070 Trust, which is a collective fund for qualified plans provided by Vanguard. The trustee is Vanguard Fiduciary Trust Company. It is managed by Vanguard Fiduciary Trust Company. This description is only intended to provide a brief overview of the investment option.

In building a retirement portfolio, it’s important to consider a mix of available investment alternatives such as equity (stock) and fixed income (bond, GIC or money market) funds. Historically, stocks have helped the value of a portfolio over the long term, while bonds provided greater income and stability of principal. This Fund is a mixed portfolio of stocks, bonds and other investments, and may be appropriate for those investors who are looking for assistance in the asset allocation process. The Fund may be appropriate if you are looking for a single investment that seeks to provide long-term growth of capital and income, but with potentially more risk than a bond fund.

This investment option is not a mutual fund.

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments.

Target date investments are generally designed for investors expecting to retire around the year indicated in each investment’s name. The investments are managed to gradually become more conservative over time. The investment risks of each target date investment change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risk associated with investing in high yield, small cap and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Before investing in any investment option, consider the investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

In the event of a discrepancy between this notice and the terms of the Plan, the Plan document will govern.

A mutual fund expense ratio is the total annual fund or class operating expenses (before waivers or reimbursements) paid by the fund and stated as a percent of the fund’s total net assets. For other types of investments, the figure in the expense ratio field reflects similar information, but may have been calculated differently than for mutual funds. Mutual fund data comes from the fund’s prospectus. For non-mutual fund investment options, the information has been provided by the Plan Sponsor, the investment option’s manager or the trustee. When no ratio is shown for these options, it is because none was available. There may be fees and expenses associated with the investment option. Expense information changes periodically. Please consult NetBenefits® for updates.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

© 2021-2024 FMR LLC. All rights reserved

701066.8.0

Participant Disclosure Notice

SECTION 1:

Helping You Manage Your Plan Account

This Participant Disclosure Notice (the “Notice”) includes important Plan and investment-related information. Additional tools and other resources are available through your Plan’s Web site. Your workplace savings plan is an important benefit, and you’ll want to monitor your account periodically to help keep your savings plan on track.

Accessing Your Plan Account Statement

On the NetBenefits® mobile app or at www.gdbenefits.com you can access your online Fidelity statement, which is continuously available. You may also obtain a paper version (free of charge) by calling 888-432-3633.

Please check your account information frequently and promptly review correspondence, account statements, and confirmations as they are made available to you. Contact Fidelity immediately if you see or suspect unauthorized activity, errors, discrepancies, or if you have not received your account statements or account documents or information.

For additional assistance and resources to help you make informed decisions, including more detailed information on the Plan’s investment options, access the NetBenefits® mobile app, log on to www.gdbenefits.com or call 888-432-3633.

Your Communication Preferences

Prefer Email? If you are receiving this Notice in print and would like to receive it electronically, help us to serve you better by providing Fidelity with your email address. Simply access the NetBenefits® mobile app or visit www.gdbenefits.com and go to the Profile section. From there, select the Personal & Contact Information tab to provide your email address and the Preferences tab to provide consent for Required Disclosures.

Access the NetBenefits® mobile app or visit

https://nb.fidelity.com/public/nb/default/home?option=ngDCInqFundPerformance&client=747225&plan=08094 for information and resources to help you make informed investment decisions, including more detailed information on the Plan’s investment options.

SECTION 2:

Certain Plan Information for You to Review

This Participant Disclosure Notice provides certain information about your Plan. Your rights under the Plan are subject to the terms of the Plan. Please refer to your Plan’s Summary Plan Description.

Right to Direct Investments

You have the right to direct your account balance and any future contributions among the Plan’s investment options, subject to any restrictions summarized below. To access your Plan account with Fidelity, make any changes to your investment options, direct any future contributions, or seek additional information, access the NetBenefits® mobile app or log on to www.gdbenefits.com or call 888-432-3633.

Investment Options

The Plan offers a choice of investment options that allow you to create a diversified portfolio to help you meet your individual needs. The Plan’s investment options, along with certain information about each of them, are listed in Section 3 of this Notice.

Fidelity BrokerageLink®

The Plan also provides access to Fidelity BrokerageLink®, which allows you to choose from investments beyond those options offered by the Plan. You should compare investments and share classes that are available in your plan’s lineup with those available through BrokerageLink, and determine the available investment and share class that is appropriate for your situation. The plan fiduciary neither evaluates nor monitors the investments available through BrokerageLink. It is your responsibility to ensure that the investments you select are suitable for your situation, including your goals, time horizon, and risk tolerance. This feature is intended for those who are comfortable managing a portfolio of expanded investment choices.

To utilize this feature, you must first open a separate brokerage account within the Plan. To open an account or if you have any questions about Fidelity BrokerageLink, please log on to www.gdbenefits.com or call 888-432-3633. Once you have opened an account, you may access, monitor, or change investments in BrokerageLink by contacting Fidelity.

Any Plan-imposed restrictions related to BrokerageLink will be specified in the Restrictions section of this Notice; any individual administration fees associated with BrokerageLink are reflected in the Individual Fees section of this Notice. When you access BrokerageLink, there is additional information regarding available investment choices, which you should read before making any investment decisions. Prior to initiating a trade in BrokerageLink, you should review any fees associated with your transaction; please refer to the Appendix at the end of this Notice for brokerage fees.

Restrictions

There may be certain restrictions on how investment directions may be made in the Plan, summarized as follows:

•	Investment elections for Fidelity BrokerageLink® may not exceed 95%.

•	The initial exchange into BrokerageLink requires a $2,500 minimum.

•	Additional exchanges into BrokerageLink require a $1,000 minimum.

•	Exchanges into BrokerageLink are not allowed if the exchange will result in more than 95% of the total market value of your account being invested in BrokerageLink.

Any frequent trading restrictions imposed by the Plan and/or by the Plan’s investment options are listed in Section 3 of this Notice. Keep in mind that restrictions are subject to change.

Exercising Voting, Tender, and Similar Rights

You have the right to exercise voting, tender, and similar rights related to the following investments you may have in your Plan account. You will receive information regarding such rights and how to exercise them at the time of a vote, tender, or other event.

•	Mutual Funds

•	General Dynamics Stock Fund

Fees and Expenses

If you have an account in the Plan, it may be subject to the following types of fees and expenses:

•	Asset-based fees

•	Plan administrative fees and expenses

•	Individual fees and expenses

Asset-Based Fees

Asset-based fees reflect an investment option’s total annual operating expenses and include management and other fees. They are often the largest component of retirement plan costs and are paid by all shareholders of the investment option. Typically, asset-based fees are reflected as a percentage of assets invested in the option and often are referred to as an “expense ratio.” You may multiply the expense ratio by your balance in the investment option to estimate the annual expenses associated with your holdings. Refer to Section 3 of this Notice for information about the Plan’s investment options, including their expense ratios (where applicable).

Asset-based fees are deducted from an investment option’s assets, thereby reducing its investment return. Fee levels can vary widely among investment options, depending in part on the type of investment option, its management (including whether it is active or passive), and the risks and complexities of the option’s strategy. In some instances, a plan’s administrative services may be paid for through offsets and/or payments associated with a plan’s investment options.

Plan Administrative Fees and Expenses

Plan administrative fees may include recordkeeping, legal, accounting, trustee, and other administrative fees and expenses associated with maintaining the Plan. Some plans may deduct these fees and expenses from individual accounts in the Plan.

Based on the information and direction Fidelity had on file at the time this Notice was prepared, the following Plan administrative fee(s) may be deducted from Plan accounts. As you review this information, please keep in mind that fees are subject to change and that certain Plan administrative fees may not be deducted from accounts in some circumstances.

Type of Plan Administrative Fee	Amount
Recordkeeping Fee	$25.00 per year (approximately $6.25 charged on a quarterly basis). The annual Recordkeeping Fee will be charged to all participants, regardless of your length of time in the Plan for the Plan Year or your account balance.

Other Administrative Fees	Variable (these are other Plan administrative fees, including but not limited to accounting, trustee and plan qualification fees).

Other Plan administrative fees and expenses may be deducted proportionally based upon plan account balance.

In addition to the Plan Administrative Fee(s) stated above, to the extent the Plan incurs other expenses which are not identifiable at the time of this disclosure for services, including legal expenses, accounting fees, etc., these Plan administrative fees and expenses may be deducted proportionally based upon account balance.

If any Plan administrative fees are deducted directly from your account, they will be reflected on your Plan account statement.

Individual Fees and Expenses

Individual fees and expenses include those associated with a service or transaction you may select, or an investment option you hold in your account. In some instances, they may be deducted from the accounts of those individuals who utilize the service or engage in the transaction.

If you have an account in the Plan, and you select or execute the following service(s) or transaction(s), the fee(s) outlined below may be deducted from your account based on the information and direction Fidelity had on file at the time this Notice was prepared. As you review this information, please keep in mind that fees are subject to change and that certain individual fees may not be deducted in some circumstances.

Type of Individual Fee	Amount
Loan Setup Fee	$50.00 per loan

In-Service Withdrawal Fee	$25.00 per transaction (excluding hardships and distributions taken on or after separation from service that bring your account balance to zero).

Overnight Mailing Fee	$25.00 per transaction

ESOP Cash Dividend - EFT Fee	$3.00 per transaction ($0 for reinvestment)

Fees related to certain Investment Options or Sources	deducted proportionally based upon account balance in the General Dynamics Stock fund.

Qualified Domestic Relations Order (QDRO) Fee	$500.00 per order (covers all plans)

ESOP Cash Dividend - Check Fee	$6.00 per transaction ($0 for reinvestment)

Also, please note that you may incur short-term redemption fees, commissions, and similar expenses in connection with transactions associated with your Plan’s investment options. Please see Section 3 for details regarding the specific fees that may apply to the investment options available under the Plan.

If any individual fees are deducted directly from your account, they will be reflected on your Plan account statement.

Additional Restrictions

•	Certain investment options in the Plan are subject to an excessive trading policy.

Excessive trading focuses on what is known as a “round trip” transaction. A round trip is a transfer into and out of the same investment option, equal to or greater than $25,000, within 30 days. Under the excessive trading policy, participants who conduct one round trip transaction in any applicable investment option in the Plan within any rolling 90 day period will receive a warning letter. To prevent excessive trading or use of the General Dynamics Service Center, General Dynamics reserves the right to limit a participant who continues to conduct excessive account activity (after having received multiple warnings) to one transfer per calendar quarter, and/ or one contribution rate change per calendar quarter. Such participants who use the General Dynamics Service Center excessively may also be charged a transaction fee to offset the cost to the Plan. Any such limitations or costs associated with excessive activity will be enforced on a uniform and nondiscriminatory basis. Please contact the General Dynamics Service Center if you have questions about the excessive trading policy.

•

Participants in the Plan who are officers, directors, or 10% shareholders of General Dynamics (“Section 16 Persons”) may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the short swing trading prohibitions of Section 16(b) of the Exchange Act in connection with their participation in the Plan. (See footnote 1.) These participants and other participants in General Dynamics’ executive compensation program are also subject to quarterly trading blackout periods imposed by General Dynamics. In addition, General Dynamics may impose special trading blackout periods from time to time in connection with material developments. (See footnote 2.) All purchases and sales of General Dynamics Corporation securities, both inside and outside the Plan, including distributions from the General Dynamics Stock Fund, are always subject to the prohibitions on insider trading.

•

Persons who acquire shares of General Dynamics Corporation stock pursuant to the Plan and who are affiliates of General Dynamics may not offer or resell such shares unless General Dynamics registers the General Dynamics Corporation stock to be offered or resold under the Securities Act, or an exemption from registration, such as Rule 144 under the Securities Act, is available. Affiliates of General Dynamics should consult legal counsel with regard to the offer and resale of General Dynamics stock distributed from the Plan.

Keep in mind that restrictions are subject to change. The information contained above is not intended to be a complete statement of applicable law or legal advice, and participants should consult with their own legal counsel for information regarding restrictions on the offer and resale of General Dynamics stock acquired pursuant to the Plan under the Securities Act and the Exchange Act.

Additional Individual Fees

•

Fees for Independent Fiduciary/Investment Manager of the General Dynamics Stock Fund: Fees for Newport Trust Company (“Newport”), which will be $112,500 per quarter ($450,000 per year), plus potential reimbursement for expenses, will be charged to participants in the General Dynamics Stock Fund based on each participant’s holdings in that Fund. This means that your portion of these costs will be based on your investment in the General Dynamics Stock Fund to the total amount of assets in the General Dynamics Stock Fund. For example, if you have $10,000 in the General Dynamics Stock Fund and the total assets in the General Dynamics Stock Fund are $2 billion, the share of the $112,500 quarterly fee charged to your account would be approximately $0.56. Your portion of the Newport charges will vary based on how much you have invested (as a percentage of the total) in the General Dynamics Stock Fund.

•	See the Appendix for fees related to Fidelity BrokerageLink®.

•

Currently, short-term redemption fees do not apply to the core Plan investment options, however, short-term redemption fees may apply to the investment options you select in your Fidelity BrokerageLink® account.

Additional Information

•	The investment options available through the Plan are not mutual funds, although some of the investment options may invest in mutual funds.

•

The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given by a participant or beneficiary.

Footnotes

1 Persons subject to Section 16 should consult legal counsel regarding the applicable requirements and prohibitions of Section 16 of the Exchange Act.

2 General Dynamics will contact you if you are subject to such a blackout.

842246.4.0

SECTION 3:

Evaluating the Plan’s Investment Options

This section provides information about the investment options in the Plan and reflects data recordkept as of July 27, 2026, except for performance data, which is as of December 31 of the prior year. To help you better understand the Plan’s investment options, information is available at https://nb.fidelity.com/public/nb/default/home?option=ngDCInqFundPerformance&client=747225&plan=08094, including a glossary of investment terms available online at https://netbenefits.fidelity.com/NBLogin/?option=dcPlandetails. To request additional investment-related information or a paper copy of certain information available online, free of charge, contact a Fidelity representative at Fidelity Investments, P.O. Box 770003, Cincinnati, OH 45277-0065 or call 888-432-3633.

As you review this information, you may want to think about whether an investment in a particular option, along with your other investments, will help you achieve your financial goals. Keep in mind that the cumulative effect of fees and expenses can substantially reduce the growth of your retirement savings, but is only one of many factors to consider when you decide to invest in an option. Visit the Department of Labor’s Web site at https://www.dol.gov/agencies/ebsa/about-ebsa/our-activities/resource-center/publications/understanding-your-retirement-plan-fees for an example of the long-term effect of fees and expenses.

Variable Return Investments

The chart below lists the Plan’s investment options that do not have a fixed or stated rate of return, and underneath each investment option is an applicable benchmark(s) for that option. A benchmark is a standard against which the performance of a security, mutual fund, or investment manager can be measured. This Notice requires that a broad-based market index be listed on the chart for each investment option. Additional benchmarks for an investment option may be available online at https://nb.fidelity.com/public/nb/default/home?option=ngDCInqFundPerformance&client=747225&plan=08094 along with benchmark index definitions. Please note that the benchmark to measure and monitor performance may be different from the benchmark displayed in the chart. Keep in mind that you cannot invest in a benchmark index.

Understanding investment performance: As you review the following information, please remember that the performance data stated represents past performance, which does not guarantee future results. Investment return and principal value of an investment will fluctuate; therefore, you may have a gain or loss when you sell your shares. Current performance may be higher or lower than the performance stated. To learn more or to obtain the most recent month-end performance, go to https://nb.fidelity.com/public/nb/default/home?option=ngDCInqFundPerformance&client=747225&plan=08094

Investment Name Benchmark(s)	Average Annual Total Return as of 12/31/2025				Fees and Expenses			Excessive Trading Restrictions	Other Restrictions
					Annual Gross Expense Ratio		Shareholder Fees^
	1 Year	5 Year	10 Year (if less, since Inception*)	Inception Date	As a %	Per $1,000
TARGET DATE FUNDS
Asset Class: Blended Funds
Target Retirement 2030 Fund	16.34%	6.94%	8.76%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2030 Composite Index	16.28%	7.11%	8.96%

Target Retirement 2035 Fund	17.58%	7.81%	9.50%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2035 Composite Index	17.55%	7.97%	9.70%

Target Retirement 2040 Fund	18.87%	8.65%	10.22%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2040 Composite Index	18.77%	8.82%	10.42%

Target Retirement 2045 Fund	20.08%	9.49%	10.82%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2045 Composite Index	20.01%	9.69%	11.04%

Target Retirement 2050 Fund	21.51%	10.06%	11.12%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2050 Composite Index	21.47%	10.24%	11.33%

Target Retirement 2055 Fund	21.54%	10.05%	11.12%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2055 Composite Index	21.49%	10.25%	11.34%

Target Retirement 2060 Fund	21.55%	10.07%	11.12%	12/28/2012	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.37%
Vanguard Retirement 2060 Composite Index	21.49%	10.25%	11.34%

Target Retirement 2065 Fund	21.54%	10.05%	10.58%*	07/26/2017	0.040%	$0.40	N/A	Yes§	N/A
MSCI US Broad Mkt (G)	17.21%	13.28%	14.11%*
Vanguard Retirement 2065 Composite Index	21.49%	10.25%	—

Target Retirement 2070 Fund	21.50%	N/A	16.13%*	07/08/2022	0.040%	$0.40	N/A	N/A	N/A
MSCI US Broad Mkt (G)	17.21%	N/A	18.70%*
Vanguard Retirement 2070 Composite Index	21.49%	N/A	—

Investment Name Benchmark(s)	Average Annual Total Return as of 12/31/2025				Fees and Expenses			Excessive Trading Restrictions	Other Restrictions
					Annual Gross Expense Ratio		Shareholder Fees^
	1 Year	5 Year	10 Year (if less, since Inception*)	Inception Date	As a %	Per $1,000
INDEXED FUNDS
Asset Class: Stocks
International Equity Index	32.07%	7.87%	8.52%	01/02/2013	0.040%	$0.40	N/A	Yes§	N/A
MSCI ACWI ex US IMI (N)	31.96%	7.77%	8.37%

S&P 500 Equity Index	17.86%	14.42%	14.81%	03/31/1997	0.010%	$0.10	N/A	Yes§	N/A
S&P 500	17.88%	14.42%	14.82%

Small/Mid Cap Equity Index	11.41%	6.25%	11.07%	12/28/2012	0.010%	$0.10	N/A	Yes§	N/A
DJ US Completion TSM	11.32%	6.06%	10.87%

Asset Class: Bonds
Domestic Bond Index	7.18%	-0.39%	1.98%	12/28/2012	0.020%	$0.20	N/A	N/A	N/A
BBg US Agg Bond	7.30%	-0.36%	2.01%

ACTIVELY MANAGED FUNDS
Asset Class: Stocks
International Equity Fund	29.12%	4.61%	8.46%	01/02/2013	0.440%	$4.40	N/A	N/A	N/A
MSCI AC Wld ex US (N)	32.39%	7.91%	8.41%

Small/Mid Cap Equity Fund	6.85%	7.80%	9.14%	01/02/2013	0.520%	$5.20	N/A	N/A	N/A
Russell 2500	11.91%	7.26%	10.40%

Asset Class: Blended Funds
Retirement Income & Growth Fund	14.98%	N/A	10.75%*	07/06/2022	0.040%	$0.40	N/A	N/A	N/A
BBg US Agg Bond	7.30%	N/A	2.99%*
Vanguard Retirement Income Composite Index	11.38%	N/A	—

Asset Class: Bonds
Bond Plus Fund	7.59%	-0.43%	2.36%	01/02/2013	0.200%	$2.00	N/A	N/A	N/A
BBg US Agg Bond	7.30%	-0.36%	2.01%

Stable Value Fund	2.36%	2.13%	2.26%	03/31/1997	0.276%	$2.76	N/A	N/A	‡‡
BBG 3M t-bill Bellwether	4.23%	3.23%	2.21%

Investment Name Benchmark(s)	Average Annual Total Return as of 12/31/2025				Fees and Expenses			Excessive Trading Restrictions	Other Restrictions
					Annual Gross Expense Ratio		Shareholder Fees^
	1 Year	5 Year	10 Year (if less, since Inception*)	Inception Date	As a %	Per $1,000

SPECIALTY OPTIONS
Asset Class: Stocks
General Dynamics Stock Fund	30.39%	20.39%	11.80%	01/21/1972	N/A	N/A	N/A	N/A	N/A
S&P 500	17.88%	14.42%	14.82%

Commission on stock trades: no more than $0.029 per share.

The Securities and Exchange Commission (SEC) assesses a fee on sell order of between $0.01 and $0.03 per $1,000 of principal (in addition to commission)

N/A = Not Applicable/None	-- = Not Available

^

Some outside investment and vendor information may not be available to Fidelity. When “N/A” does not appear and no shareholder fee is shown, it is due to the fact that our recordkeeping system does not have a shareholder fee(s) on file. Nevertheless, there may be shareholder fees associated with the investment option. If a shareholder fee is shown, please keep in mind there may be other fees associated with the investment that our recordkeeping system does not have on file. More information may be found in the prospectus and/or other investment-related information, as well as by contacting the outside investment manager or vendor directly.

Investment Restrictions

‡‡ You are not permitted to make a direct exchange from Stable Value Fund into the following fund(s), which are considered “competing fund(s)”:

•	Fidelity BrokerageLink®
•	Fidelity® Government Money Market Fund

Before exchanging from Stable Value Fund into the competing fund(s), you must first exchange to a non-competing fund for 90 days. These requirements are typically imposed by issuers such as insurance companies, banks, or other approved financial institutions as a condition for issuing investment contracts to retirement plans.

§ Excessive trading in this investment option and/or other investment options subject to such restrictions will result in the limitation or prohibition of additional purchases (other than contributions and loan repayments) for 85 calendar days; additional excessive trading will result in a limitation of one exchange day per calendar quarter for a 12-month period.

Additional Investment Information

* Performance provided is Life of Fund, which is since the inception date noted, when the investment option has been in existence for less than 10 years. Life of fund figures are from the inception date to the period shown. For unitized funds, the inception date shown may be that of the fund’s underlying investment option. For non-mutual fund pools and trusts whose strategies may be offered to multiple clients and whose returns may be based on a composite, the inception date shown may be the beginning date of the composite’s returns.

Total returns are historical and include change in share price and reinvestment of dividends and capital gains, if any. These figures do not include the effect of sales charges, if any, as these fees are waived for contributions made through your retirement plan. If sales charges were included, returns would have been lower.

Please see the Additional Disclosure Information section at the back of this Notice for additional information, including performance and index disclosures.

Expense Ratio

Expense ratio is a measure of what it costs to operate an investment, expressed as a percentage of its assets, as a dollar amount, or in basis points. These are costs the investor pays through a reduction in the investment’s rate of return, and are required to be disclosed on the chart as a gross amount. For a mutual fund, the gross expense ratio is the total annual fund or class operating expenses (before waivers or reimbursements) paid by the fund. Where the investment option is not a mutual fund, the figure displayed in the expense ratio field is intended to reflect similar information, but may have been calculated using methodologies that differ from those used for mutual funds. Mutual fund data has been drawn from the most recent prospectus and has been provided by FMR LLC for Fidelity mutual funds and Morningstar, LLC for non-Fidelity mutual funds. For non-mutual fund investment options, the information has been provided by Morningstar, LLC, the product’s investment manager or trustee, the plan sponsor or other third party.

In certain instances, there may be fee waivers and/or expense reimbursements, which could result in a temporary reduction to the gross expense ratios listed in the chart. More information is available online at https://nb.fidelity.com/public/nb/default/home?option=ngDCInqFundPerformance&client=747225&plan=08094.

Additional Disclosure Information

Generally, data on Fidelity mutual funds is provided by FMR LLC, data on non-Fidelity mutual funds is provided by Morningstar, LLC, and data on non-mutual fund products is provided by Morningstar, LLC, the product’s investment manager or trustee, the plan sponsor whose plan is offering the product to participants, or other third party. Although Fidelity believes data gathered from these third-party sources is reliable, it does not review such information and cannot warrant it to be accurate, complete, or timely. Fidelity is not responsible for any damages or losses arising from any use of this third-party information.

Target Retirement 2065 Fund : This investment option is not a mutual fund.

Target Retirement 2065 Fund : The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Target Retirement 2070 Fund : This investment option is not a mutual fund.

Target Retirement 2070 Fund : The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

International Equity Index : This investment option is not a mutual fund.

Small/Mid Cap Equity Index : The Dow Jones U.S. Completion Total Stock Market Index is an unmanaged index that represents all U.S. equity issues with readily available prices, excluding components of the S&P 500.

Domestic Bond Index : The Bloomberg U.S. Aggregate Bond Index is an unmanaged market value-weighted index for U.S. dollar denominated investment-grade fixed-rate debt issues, including government, corporate, asset-backed, and mortgage-backed securities with maturities of at least one year.

Retirement Income & Growth Fund : This investment option is not a mutual fund.

Retirement Income & Growth Fund : The Plan is intended to be a participant-directed Plan as described in Section 404(c) of ERISA, which means that fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of investment instructions given or deemed given by a participant or beneficiary.

Bond Plus Fund : This investment option is not a mutual fund.

Stable Value Fund : As of 08/01/2025, this fund changed its name from Fixed Income Fund.

General Dynamics Stock Fund : This investment option is not a mutual fund.

Benchmarks

Benchmark indices are unmanaged, and you cannot invest directly in an index. More information on benchmarks for the investment options through Fidelity is available online at https://nb.fidelity.com/public/nb/default/home?option=ngDCInqFundPerformance&client=747225&plan=08094.

Fidelity Investments Institutional Operations Company LLC, 245 Summer Street, Boston MA 02210

© 2011-2026 FMR LLC. All rights reserved

579674.33.0

Appendix

Fidelity BrokerageLink® Fees

Below are certain fees that may be deducted from your Plan’s Fidelity BrokerageLink® account in connection with various trades. More detailed fee information is available in the Fidelity BrokerageLink Commission Schedule, which can be obtained, along with additional BrokerageLink and Plan information, on your Plan’s website or by calling the Plan’s toll-free number. Your Plan may limit the trades and the available investments within BrokerageLink. Before directing transactions within BrokerageLink, remember to review the prospectus or other offering document of that investment, and consider the charges associated with that transaction. If any fees are deducted as a result of a BrokerageLink transaction, they will be reflected on your transaction confirmation and/or the BrokerageLink statement. Note that if you have granted trading authority to a Fidelity-approved advisor, the advisor’s fee schedule will apply and fees may differ from those listed below; please refer to the advisor’s fee schedule for more information.

Mutual Fund Transactions	Fee (up to amount listed)
Fidelity and Non-Fidelity No-Transaction Fee FundsNetwork® Funds
Purchases	$0 (standard load applies)

Short-Term Trading Fee for Shares Held Less Than 60 Days[1]	$49.95 flat fee if executed online $187.50 max. via Fidelity Automated Service Telephone (FAST®) $250 max. if representative-assisted
FundsNetwork® Transaction-Fee Funds
Purchases

$49.95 or $100 per purchase if executed online

To identify any applicable transaction fees associated with the purchase of a given fund, please refer to the “Fees and Distributions” tab on the individual fund page on Fidelity.com.

$187.50 max. via FAST®

$250 max. if representative-assisted

FundsNetwork® Load Funds
Purchases	standard load applies

Stocks & Exchange-Traded Products (ETPs)	Fee (up to amount listed)
Commission per trade	$0 if executed online $12.95 via FAST® $32.95 if representative-assisted

“Additional Assessment”	The Additional Assessment, which typically ranges from $0.01 to $0.03 per $1,000 of principal, is charged by Fidelity on all sell orders. Fidelity uses the Additional Assessment to pay certain charges imposed by national securities associations, clearing agencies, national securities exchanges, and other self-regulatory organizations (“SROs”). The SROs in turn pay the SEC using the money they collect from Fidelity and other broker dealers.

Service Fee	Customers purchasing shares in a limited number of ETFs that are not supported by their providers will be subject to a $100 service fee.

Foreign Stocks	Fee (up to amount listed)
Ordinary Share Trading	$50 additional fee assessed on any foreign stock traded that is not DTC eligible

Depository Trust Company (DTC) Fee	Additional foreign exchange fees up to 0.30% (0.01% for orders routed to Canadian brokers) of execution price are included; local broker fees may also apply.

Bonds & CDs	Fee (up to amount listed)
U.S. Treasury Auctions, Including TIPS Auctions	$0 if executed online $19.95 minimum if representative-assisted

All Other, Secondary Market	$1 per bond $19.95 minimum if representative-assisted

CDs	$0 in the primary market $1 per bond in the secondary market

Options	Fee (up to amount listed)
Commission per trade	$0 if executed online $12.95 via FAST® $32.95 if representative-assisted Add $0.65 per contract.

Exercises and Assignments	Commission-free and are not charged a per contract fee.

Buy-to-Close Trades

For options priced $0 to $0.65: commission-free and not subject to per contract option fees if placed online.

For trades placed on other channels, no per contract fee when the contract price is $0.65 or less. Regular option rates apply when the contract price exceeds $0.65.

Multi-leg Orders	A per contract Options Fee is charged for the total number of contracts executed in the trade if placed online. For orders placed through other channels, a commission and the $0.65 per contract fee is charged.

Options Regulatory Fee (“ORF”)	The ORF applies to any transaction to buy or sell options contracts and represents the cumulative charges imposed by all the participating options exchanges. The ORF has ranged from $0.03—$0.05 per contract but is subject to change at any time. Fidelity determines the amount of the Options Fee in its sole and exclusive discretion, and the Options Fee amount collected from you by Fidelity may differ from or exceed the ORF that Fidelity pays to the Options Clearing Corporation (“OCC”). This Options Fee is included as a part of the Activity Assessment Fee.

“Additional Assessment”	An Additional Assessment is also charged on any order to sell options contracts.

Other Investments	Fee (up to amount listed)
Commercial Paper	$50 per transaction

Unit Investment Trusts (UITs)	$0 per purchase $35 minimum fee per redemption

Foreign Dividends / Reorganizations	1% of principal charged when dividend is paid or reorganization event occurs on foreign assets held in USD

1Certain FundsNetwork® funds may be subject to a separate and additional redemption fee imposed by the particular fund. Please check the fund’s prospectus for details.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917 887946.5.0

1.9860623.105

© 2013 – 2024 FMR LLC. All rights reserved.

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EXP FAS